Exhibit 10.4

Execution Version

_________________________________________________________________

$125,000,000

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Dated: August 1, 2013

_________________________________________________________________
_________________________________________________________________

THE STANDARD REGISTER COMPANY,

STANDARD REGISTER INTERNATIONAL, INC.,

STANDARD REGISTER TECHNOLOGIES, INC.,

IMEDCONSENT, LLC,

WORKFLOWONE LLC,

WORKFLOWONE OF PUERTO RICO INC.,

as Borrowers,

THE FINANCIAL INSTITUTIONS
PARTY HERETO FROM TIME TO TIME, as Lenders,

and

BANK OF AMERICA, N.A., as Administrative Agent

_________________________________________________________________
_________________________________________________________________

BANK OF AMERICA, N.A.,
as Lead Arranger and Bookrunner

_________________________________________________________________

Table of Contents

SECTION 1.   CREDIT FACILITIES

1.1.

Commitment.

1

1.2.

[Reserved].

3

1.3.

Letters of Credit.

3

SECTION 2.   INTEREST, FEES AND CHARGES

8

2.1.

Interest.

8

2.2.

Fees.

11

2.3.

Computation of Interest and Fees.

12

2.4.

Reimbursement of Obligations.

12

2.5.

Bank Charges.

14

2.6.

Illegality.

14

2.7.

Increased Costs; Inability to Determine Rates.

14

2.8.

Capital Adequacy.

15

2.9.

Funding Losses.

16

2.10.

Maximum Interest.

16

SECTION 3.   LOAN ADMINISTRATION

18

3.1.

Manner of Borrowing and Funding Revolver Loans.

18

3.2.

Defaulting Lender.

21

3.3.

Special Provisions Governing LIBOR Loans.

22

3.4.

Borrowers’ Representative.

23

3.5.

All Loans to Constitute One Obligation.

23

SECTION 4.   PAYMENTS

24

4.1.

General Repayment Provisions.

24

4.2.

Repayment of Revolver Loans.

24

4.3.

Mandatory Prepayments.

25

4.4.

Payment of Other Obligations.

27

4.5.

Marshaling; Payments Set Aside.

27

4.6.

Allocation of Payments and Collections.

27

4.7.

Dominion Account.

29

4.8.

Account Stated.

29

4.9.

Taxes.

29

4.10.

Lender Tax Information.

31

4.11.

Nature and Extent of Each Borrower’s Liability.

33

SECTION 5.   ORIGINAL TERM AND TERMINATION OF COMMITMENTS

35

5.1.

Original Term of Commitments.

35

5.2.

Termination.

36

SECTION 6.   COLLATERAL SECURITY

36

6.1.

Grant of Security Interest.

36

6.2.

Activation Period; Cash Collateral.

37

6.3.

Lien on Real Estate.

37

i

6.4.

Lien Perfection; Further Assurances.

38

6.5.

Limitations.

38

SECTION 7.   COLLATERAL ADMINISTRATION

38

7.1.

General Provisions.

38

7.2.

Administration of Accounts.

40

7.3.

Administration of Inventory.

42

7.4.

[Reserved].

43

7.5.

[Reserved].

43

7.6.

Borrowing Base Certificates.

43

SECTION 8.   REPRESENTATIONS AND WARRANTIES

43

8.1.

General Representations and Warranties.

43

8.2.

Reaffirmation of Representations and Warranties.

50

8.3.

Survival of Representations and Warranties.

50

SECTION 9.   COVENANTS AND CONTINUING AGREEMENTS

50

9.1.

Affirmative Covenants.

50

9.2.

Negative Covenants.

56

9.3.

Financial Covenants.

63

SECTION 10.   CONDITIONS PRECEDENT

63

10.1.

Conditions Precedent to Initial Credit Extensions.

63

10.2.

Conditions Precedent to All Credit Extensions.

67

10.3.

Inapplicability of Conditions.

67

10.4.

Limited Waiver of Conditions Precedent.

68

SECTION 11.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

68

11.1.

Events of Default.

68

11.2.

Acceleration of the Obligations; Termination of Commitments.

71

11.3.

Other Remedies.

71

11.4.

Setoff.

73

11.5.

Remedies Cumulative; No Waiver.

73

SECTION 12.   AGENT

74

12.1.

Appointment, Authority and Duties of Agent.

74

12.2.

Agreements Regarding Collateral.

76

12.3.

Reliance By Agent.

76

12.4.

Action Upon Default.

77

12.5.

Ratable Sharing.

78

12.6.

Indemnification of Agent.

78

12.7.

Limitation on Responsibilities of Agent.

79

12.8.

Successor Agent and Co-Agents.

80

12.9.

Consents, Amendments and Waivers; Overadvances.

81

12.10.

Due Diligence and Non-Reliance.

83

12.11.

Representations and Warranties of Lenders.

84

12.12.

The Required Lenders.

84

12.13.

Several Obligations.

84

12.14.

Agent in its Individual Capacity.

84

12.15.

Third Party Beneficiaries.

84

12.16.

Notice of Transfer.

85

12.17.

Replacement of Certain Lenders.

85

12.18.

Remittance of Payments and Collections.

85

12.19.

Bank Product Providers.

86

12.20.

Intercreditor Agreement.

86

SECTION 13.   BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

87

13.1.

Successors and Assigns.

87

13.2.

Participations.

87

13.3.

Assignments.

88

13.4.

Tax Treatment.

90

SECTION 14.   MISCELLANEOUS

90

14.1.

Power of Attorney.

90

14.2.

General Indemnity.

91

14.3.

Survival of All Indemnities.

92

14.4.

Modification of Agreement.

92

14.5.

Severability.

92

14.6.

Cumulative Effect; Conflict of Terms.

92

14.7.

Execution in Counterparts.

92

14.8.

Consent.

92

14.9.

Notices and Communications.

93

14.10.

Performance of Borrowers’ Obligations.

94

14.11.

Credit Inquiries.

94

14.12.

Time of Essence.

94

14.13.

Indulgences Not Waivers.

94

14.14.

Entire Agreement; Appendix A, Exhibits and Schedules.

94

14.15.

Interpretation.

95

14.16.

Obligations of Lenders Several.

95

14.17.

Confidentiality.

95

14.18.

Governing Law; Consent to Forum.

96

14.19.

Waivers by Borrowers.

96

14.20.

Patriot Act Notice.

97

14.21.

Amendment and Restatement; No Novation.

97

14.22.

Excess Cash Flow Payments.

97

LIST OF EXHIBITS AND SCHEDULES

Exhibit A

Form of Revolver Note

Exhibit B

[Reserved]

Exhibit C

Form of Notice of Conversion/Continuation

Exhibit D

Form of Notice of Borrowing

Exhibit E

Form of Compliance Certificate

Exhibit F

[Reserved]

Exhibit G

Form of Assignment and Acceptance

Exhibit H

Form of Notice

Exhibit I

Letter of Credit Application Form

Exhibit J

[Reserved]

Exhibit K

Liquidity Certificate

Exhibit L

Fiscal Calendar

Exhibit M

[Reserved]

Exhibit N

Sales and Collection Report

Exhibit O

Borrowing Base Certificate

Schedule 1

Commitments

Schedule 2

Specified Account Debtors

Schedule 7.1.1

Borrowers’ Inventory Locations

Schedule 7.1.2

Borrowers’ Insurance

Schedule 8.1.1

Jurisdictions in which Borrowers and each Subsidiary is Authorized to do Business

Schedule 8.1.4

Capital Structure of Borrowers

Schedule 8.1.5

Corporate Names

Schedule 8.1.6

Chief Executive Office/Service of Process Agents

Schedule 8.1.12

Surety Obligations

Schedule 8.1.13

Tax Identification Numbers of Borrowers and Subsidiaries

Schedule 8.1.18

Contracts Restricting Borrowers’ Right to Incur Debts; Surety Obligations

Schedule 8.1.19

Litigation

Schedule 8.1.21

Capitalized and Operating Leases

Schedule 8.1.22

Pension Plans

Schedule 8.1.23

Trade Relations

Schedule 8.1.24

Labor Contracts

Schedule 9.1.17

Post Closing Schedule

Schedule 9.2.8

Existing Liens

Schedule 9.2.9

Existing Debt

Schedule 9.2.11

Existing Loans

Schedule 9.2.13

Affiliate Transactions

Schedule 14.9

Lender Addresses

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made on August 1, 2013, by and among THE STANDARD REGISTER COMPANY, an Ohio corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 3.4 hereof, “SRC”), STANDARD REGISTER INTERNATIONAL, INC., an Ohio corporation (“SRI”), STANDARD REGISTER TECHNOLOGIES, INC., an Ohio corporation (“SRT”), IMEDCONSENT, LLC, a Delaware limited liability company (“iMed”), WORKFLOWONE LLC, a Delaware corporation (“Workflow”) and WORKFLOWONE OF PUERTO RICO INC (“Workflow PR”; and together with SRC, SRI, SRT, iMed and Workflow, each a “Borrower” and collectively, “Borrowers”); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become “Lenders” as provided herein; and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral and administrative agent for the Lenders pursuant to Section 12 hereof (together with its successors in such capacity, “Agent”).  Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

R e c i t a l s:

Certain of the Borrowers are parties to that certain Loan and Security Agreement dated as of March 31, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”) among such Borrowers, the lenders party thereto (“Existing Lenders”) and Agent.

Borrowers have requested that Agent and Lenders amend and restate the Existing Loan Agreement on the terms and conditions set forth herein, and Agent and Lenders agree to amend and restate the Existing Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.  CREDIT FACILITIES

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount of $125,000,000 (subject to the limitations set forth herein), as follows:

1.1.

Commitment.

1.1.1.  Revolver Loans.  Each Lender agrees, severally to the extent of its Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term, not to exceed in aggregate principal amount outstanding at any time such Lender’s Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base.  Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Commitments (except for Bank with respect to Settlement Loans).  The Revolver Loans shall bear interest as set forth in Section 2.1 hereof.  Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

1.1.2.  Out of Formula Loans.  If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an “Out of Formula Condition”), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents.  In the event that Lenders are willing to, in their sole and absolute discretion, make Out of Formula Loans, such Out of Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.1.5.

1.1.3.  Use of Proceeds.  The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes:  (i) to refinance existing Debt of the Borrowers; (ii) to pay the fees and transaction expenses associated with the closing of the Transactions; (iii) to pay any of the Obligations; and (iv) for working capital, Capital Expenditures and any other lawful corporate purposes of Borrowers (including, for the avoidance of doubt, to make Acquisitions and to make payments of principal, interest and other amounts due and payable on any Debt (including the Term Loans), in each case to the extent permitted hereunder), in each case to the extent such expenditures are not prohibited by this Agreement or Applicable Law.  In no event may any Revolver Loan proceeds be used by any Borrower to purchase or carry, or to make a contribution to the equity of any Subsidiary used, or to reduce, retire or refinance any Debt incurred, to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

1.1.4.  Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender, which shall be payable to such Lender (or the assignee of such Lender), and executed by Borrowers, completed in conformity with this Agreement.  All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 4.2 hereof.

1.1.5.  Voluntary Reductions of Commitments.  Borrowers shall have the right to permanently reduce the amount of the Commitments, on a Pro Rata basis for each Lender, at any time and from time to time upon written notice to Agent of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 15 Business Days prior to the end of the month and shall be effective only upon Agent’s receipt thereof.  Agent shall promptly transmit such notice to each Lender.  The effective date of any voluntary reduction of the Commitments shall be the first day of a month following the month in which such notice is timely received by Agent.  If, on the effective date of any such reduction in the Commitments and after giving effect thereto, an Out of Formula Condition exists, then the provisions of Section 4.2.1(iii) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers.  Notwithstanding anything to the contrary set forth above, if the Commitments are reduced to zero, then such reduction shall be deemed a termination of the Commitments by Borrowers pursuant to Section 5.2.2 hereof and shall be governed thereby.  The Commitments once reduced may not be reinstated without the written consent of all Lenders.  Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.

1.2.

[Reserved].

1.3.

Letters of Credit.

1.3.1.  Agreement to Issue.  Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer shall issue for the account of the Borrowers one or more commercial/documentary letters of credit, standby letters of credit, foreign guaranties, documentary bankers acceptances or similar instruments (“Letter of Credit”) from time to time during the term of this Agreement, at the request of Borrowers.

1.3.2.  Amounts; Outside Expiration Date.  The Letter of Credit Issuer shall not have any obligation to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the last day of the Original Term or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit; provided that such Letter of Credit may have an expiration date after the last day of the Original Term if (a) each of Agent and the Letter of Credit Issuer consent in writing prior to the issuance thereof, (b) all Letter of Credit obligations associated with any such Letter of Credit are Cash Collateralized or otherwise supported in a manner satisfactory to Agent and the Letter of Credit Issuer on or prior to the last day of the Original Term and (c) except with respect to drawings made under such Letter of Credit on or prior to the last day of the Original Term, each Lender, other than the Letter of Credit Issuer, shall be released from its obligation to participate in such Letter of Credit on the last day of the Original Term.  With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit.  If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

1.3.3.  Other Conditions.  In addition to conditions precedent contained in Section 10, the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to Agent:

(i)

The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application containing the information described on Exhibit I (which shall be delivered in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to Agent for the issuance of the Letter of Credit) and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to Agent and the Letter of Credit Issuer and the Letter of Credit shall be issued for purposes authorized in Section 1.1.3;

(ii)

As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit; and

(iii)

If a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and the Letter of Credit Issuer to eliminate any Fronting Exposure associated with such Defaulting Lender.

1.3.4.  Issuance of Letters of Credit.

(i)

Request for Issuance.  A Borrower requesting a letter of credit must notify Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date.  Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit.  The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

(ii)

Responsibilities of Agent; Issuance.  As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability.  If (x) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (y) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii)

No Extensions or Amendment.  The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

1.3.5.  Payments Pursuant to Letters of Credit.  Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person.  Each drawing under any Letter of Credit shall constitute a request by a Borrower to Agent for a Borrowing of a Base Rate Loan in the amount of such drawing.  The funding date with respect to such Borrowing shall be the date of such drawing.

1.3.6.  Indemnification; Exoneration; Power of Attorney.

(i)

Assumption of Risk by the Borrowers.  As among the Borrowers, the Lenders, and Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Lenders and Agent shall not be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit.  None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of Agent or any Lender under this Section 1.3.6(i).

(ii)

Exoneration.  Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.  In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or Letter of Credit Documents, Letter of Credit Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Letter of Credit Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Letter of Credit Issuer may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Letter of Credit Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or Letter of Credit Documents, and shall not be liable for the negligence, default, or misconduct of agents and attorneys-in-fact selected with reasonable care.

(iii)

Rights Against Letter of Credit Issuer.  Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of any Letter of Credit Documents.

(iv)

Account Party.  The Borrowers hereby authorize and direct any Letter of Credit Issuer to name any requesting Borrower as the “Account Party” therein and to deliver to Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

1.3.7.  Participations.

(i)

Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a “Participating Lender”) in all Letter of Credit Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender’s Pro Rata share of all Revolver Loans and Letter of Credit Outstandings then outstanding, exceeds such Lender’s Commitment.

(ii)

If the Letter of Credit Issuer makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the applicable reimbursement date, the Letter of Credit Issuer shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of the Letter of Credit Issuer, in immediately available funds, the amount of such Participating Lender’s Pro Rata share of such payment, and Agent shall promptly pay such amounts to the Letter of Credit Issuer.  If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent, on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid.  The failure of any Participating Lender to make available to Agent for the account of the Letter of Credit Issuer such Participating Lender’s Pro Rata share of the Letter of Credit Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the Letter of Credit Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the Letter of Credit Outstandings on the date such payment is to be made.

(iii)

Whenever the Letter of Credit Issuer receives a payment on account of the Letter of Credit Outstandings, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of the Letter of Credit Issuer, the Letter of Credit Issuer shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender’s Pro Rata share thereof.

(iv)

The obligation of each Participating Lender to make payments to Agent for the account of the Letter of Credit Issuer in connection with the Letter of Credit Issuer’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for the Letter of Credit Issuer’s gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any or all Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

(v)

Neither the Letter of Credit Issuer nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the Letter of Credit Documents except as a result of actual gross negligence or willful misconduct on the part of the Letter of Credit Issuer.  The Letter of Credit Issuer does not assume any responsibility for any failure or delay in performance or breach by any or all Borrowers or any other Person of any of its obligations under any of the Letter of Credit Documents.  The Letter of Credit Issuer does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the Letter of Credit Documents, or any Obligor.  The Letter of Credit Issuer shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the Letter of Credit Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower or any other Obligor or any Account Debtor.  In connection with its administration of and enforcement of rights or remedies under any of the Letter of Credit Documents, the Letter of Credit Issuer shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by the Letter of Credit Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  The Letter of Credit Issuer may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the Letter of Credit Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  The Letter of Credit Issuer may employ agents and attorneys-in-fact in connection with any matter relating to the Letter of Credit Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by the Letter of Credit Issuer with reasonable care.  The Letter of Credit Issuer shall not have any liability to any Participating Lender by reason of the Letter of Credit Issuer’s refraining to take any action under any of the Letter of Credit Documents without having first received written instructions from the Required Lenders to take such action.

(vi)

Upon the request of any Participating Lender, the Letter of Credit Issuer shall furnish to such Participating Lender copies (to the extent then available to the Letter of Credit Issuer) of each outstanding Letter of Credit and related Letter of Credit Documents and all other documentation pertaining to such Letter of Credit as may be in the possession of the Letter of Credit Issuer and reasonably requested from time to time by such Participating Lender.

1.3.8.  Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.3.2, any Letter of Credit is outstanding at any time (a) that an Event of Default under Section 11.1.1 exists or (b) within 20 Business Days prior to the Commitment Termination Date, then the Borrowers shall, at Letter of Credit Issuer’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit.  Borrowers shall, on demand by the Letter of Credit Issuer or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 10 are satisfied).

SECTION 2.  INTEREST, FEES AND CHARGES

2.1.

Interest.

2.1.1.  Rates of Interest.  Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)

for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

(ii)

for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the LIBOR Rate for the applicable Interest Period selected by a Borrower in conformity with this Agreement.

Upon determining the LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and promptly confirm the same in writing.  Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes.  The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.  Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Loan.

2.1.2.  Conversions and Continuations.

(i)

Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists.  Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.  Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

(ii)

Whenever Borrowers desire to convert or continue Loans under Section 2.1.2(i), SRC shall give Agent written notice (which may be by internet) (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit C, signed by an authorized officer of such Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date,  in the case of a conversion into or continuation of LIBOR Loans.  Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans.  If, upon the expiration of any Interest Period in respect of any LIBOR Loans Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

2.1.3.  Interest Periods.  In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an “Interest Period”) to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall be for a period of 30, 90 or 180 days; provided, however, that:

(i)

the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

(ii)

if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iii)

any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

(iv)

no Interest Period shall extend beyond the last day of the Original Term.

2.1.4.  Interest Rate Not Ascertainable.  If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR Rate on any applicable date or any Interest Period is not available on the basis provided herein, then, and in any such event, Agent shall forthwith give notice (by telephone and promptly confirmed in writing which may be by electronic means) to a Borrower of such determination.  Until Agent notifies a Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

2.1.5.  Default Rate of Interest.  Borrowers shall pay interest (before as well as after entry of judgment thereon, to the extent permitted by Applicable Law) at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower’s receipt of notice from Agent of the Required Lenders’ election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Agent elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out of Formula Loans, whether or not demand for payment thereof has been made by Agent.  To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower.  Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

2.2.

Fees.  In consideration of Lender’s establishment of the Commitments in favor of Borrowers, and Agent’s agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:

2.2.1.  Unused Commitment Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Unused Commitment Margin per annum multiplied by the Unused Commitments.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date; but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

2.2.2.  Letter of Credit Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of the Lenders, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Letter of Credit Fee Percentage per annum in effect from time to time and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of twenty-five basis points per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all reasonable out of pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall not include any additional “fronting fee” to the Letter of Credit Issuer.  The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Commitment Termination Date.  The Letter of Credit Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed.

2.2.3.  Audit and Appraisal Fees.  Borrowers shall be jointly and severally obligated to reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent and Lenders in connection with all audits, inspections, examinations and appraisals with respect to any Obligor or Collateral as Agent shall deem appropriate in the exercise of its reasonable credit judgment; provided, however, Borrowers shall only be obligated to reimburse Agent for up to two (2) field examinations and up to two (2) Inventory Appraisals per Fiscal Year, except that, during an Activation Period, Borrowers shall be obligated to reimburse Agent for up to three (3) field examinations and up to three (3) Inventory Appraisals per Fiscal Year; and provided further that upon and during the continuance of an Event of Default, Borrowers shall be obligated to reimburse Agent for any and all field examinations and Inventory Appraisals conducted by Agent or a third party on its behalf.  The foregoing fees shall be due and payable ten (10) days after Borrowers receive invoices therefor from Agent; provided, however, upon and during the continuance of an Event of Default, such fees shall be due and payable on demand.  On the Closing Date, Borrowers shall be jointly and severally obligated to pay to Agent all appraisal and audit fees incurred by Agent prior to the Closing Date in connection with the consummation of the transactions evidenced hereby together with all reasonable out of pocket expenses incurred by Agent in connection therewith, which fees and expenses shall be described in reasonable detail in an invoice from Agent delivered to Borrowers not less than one (1) Business Day prior to the Closing; provided that failure to provide such invoice within such time period shall not relieve Borrowers of their obligation to pay Agent for such fees and expenses.  Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups (such customary charges are currently $1,000 per day per employee for each day that an employee of Agent shall be engaged in any field examination or audit, plus all reasonable out of pocket expenses incurred in connection therewith), as well as the charges of any third party used for such purposes.

2.2.4.  Agent’s Fees.  Borrowers shall jointly and severally pay Agent and the Arranger the fees set forth in the Fee Letter at the times set forth therein.

2.2.5.  General Provisions.  All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement and the Fee Letter on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration.  All fees provided for in Section 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.3.

Computation of Interest and Fees.  All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 365/366 days for Base Rate Loans and 360 days for LIBOR Loans and all fees and charges.  For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.1 hereof.

2.4.

Reimbursement of Obligations.

2.4.1.  Borrowers shall reimburse Agent and, during any period that an Event of Default then exists, each Lender, for all accounting, appraisal and other fees and expenses (including reasonable attorneys’ fees) incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent’s Liens with respect to any of the Collateral; (iv) subject to the limits of Section 2.2.3, each audit, inspection, examination or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) subject to the provisions of Section 14.2 of this Agreement, any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent’s Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral.  All amounts chargeable to Borrowers under this Section 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ten (10) days after Borrowers receive demand therefor from Agent or applicable Lender; provided, however, upon and during the continuance of an Event of Default, such fees and expenses shall be due and payable on demand.  Borrowers shall also reimburse Agent for reasonable expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other Loan Documents.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall within 30 days after demand therefor pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.4.2.  If at any time Agent or (with the consent of Agent) any Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with any or all of Borrowers, or shall guarantee any liability or obligation of any or all of Borrowers to such Person, or otherwise shall provide assurances of any Borrower’s payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Bank Products or Letters of Credit, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and, subject to the provisions of Section 14.2 of this Agreement, Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance.  Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.3 hereof.  The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower’s knowledge of the existence thereof, and shall be in addition to any of the provision of the Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.5.

Bank Charges.  Borrowers shall pay to Agent, within ten (10) days after invoice prior to the occurrence of an Event of Default or on demand upon and during the continuance of an Event of Default, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations.  Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent’s good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

2.6.

Illegality.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market, then such Lender shall give after such determination Agent and any Borrower notice thereof and may thereafter (a) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender’s declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (b) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower’s receipt of the aforesaid notice from such Lender.

2.7.

Increased Costs; Inability to Determine Rates.

2.7.1.  If, by reason of any Change in Law:

(i)

any Recipient shall be subject to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes, or (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(ii)

any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Letter of Credit Issuer shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans, Letters of Credit, Loan Documents or its obligation to make LIBOR Loans, participate in Letter of Credit obligations or extend any other credit hereunder shall be imposed on such Lender or Letter of Credit Issuer or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable LIBOR Rate for LIBOR Loans), or to increase the costs to such Lender or Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit, or there shall be a reduction in the amount received or receivable by such Lender or Letter of Credit Issuer, then such Lender or Letter of Credit Issuer shall, promptly after determining the existence or amount of any such increased costs for which such Lender or Letter of Credit Issuer seeks payment hereunder, give any Borrower a certificate as to amount of such increased cost thereof (with a copy to Agent) and, provided that any such additional amount shall be applicable to all customers of such Lender or Letter of Credit Issuer under loan facilities of the type provided for under this Agreement, Borrowers shall pay to Agent for the account of such Lender or Letter of Credit Issuer, an additional amount sufficient to indemnify such Lender or Letter of Credit Issuer against such increased costs within ten (10) days after the receipt of such certificate; provided, however, Borrowers shall pay such amount on the date of the receipt of such certificate upon and during the continuance of an Event of Default hereunder.

2.7.2.  Agent will promptly notify SRC and Lenders if, in connection with a Borrowing of, conversion to or continuation of a LIBOR Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period; or (b) Required Lenders determine for any reason that LIBOR for the applicable Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended to the extent of the affected LIBOR Loan or Interest Period until Agent (upon instruction by Required Lenders) revokes the notice.  Upon receipt of such notice, SRC may revoke any pending request for a Borrowing, conversion or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

For purposes of this Section 2.7, all references to a Lender or Letter of Credit Issuer shall be deemed to include any bank holding company or bank parent of such Lender or Letter of Credit Issuer.

2.8.

Capital Adequacy.  If any Lender or Letter of Credit Issuer determines that after the date hereof any Change in Law has the effect of reducing the return on any Lender’s or Letter of Credit Issuer’s capital to a level below that which such Lender or Letter of Credit Issuer could have achieved (taking into consideration such Lender’s and its holding company’s policies or such Letter of Credit Issuer’s and its holding company’s policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s or Letter of Credit Issuer’s capital was fully utilized prior to such adoption, change or compliance) but for such Change in Law:

(i)

Agent shall promptly, after its receipt of a certificate from such Lender or Letter of Credit Issuer setting forth such Lender’s or Letter of Credit Issuer’s determination of such occurrence, give notice thereof to any Borrower and Lenders; and

(ii)

provided that any such additional fee shall be applicable to all customers of such Lender or Letter of Credit Issuer under loan facilities of the type provided for under this Agreement, Borrowers shall pay to Agent, for the account of such Lender or Letter of Credit Issuer, as an additional fee from time to time, within ten (10) days of such notice prior to the occurrence of an Event of Default or on demand upon and during the continuance of an Event of Default, such amount as such Lender or Letter of Credit Issuer certifies to be the amount reasonably calculated to compensate such Lender or Letter of Credit Issuer for such reduction.

Such certificate will set forth, in reasonable detail, the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender or Letter of Credit Issuer (including the basis for such Lender’s or Letter of Credit Issuer’s determination of such amount), and the method by which such amounts were determined.  In determining such amount, such Lender or Letter of Credit Issuer may use any reasonable averaging and attribution method.  For purposes of this Section 2.8 all references to a Lender or Letter of Credit Issuer shall be deemed to include any bank holding company or bank parent of such Lender or Letter of Credit Issuer.  Notwithstanding the foregoing, Borrowers shall not be liable to Agent or any Lender or Letter of Credit Issuer for any amounts claimed under this Section 2.8 in connection with events that occurred more than 180 days before Borrowers’ receipt of a Lender’s or Letter of Credit Issuer’s certificate claiming entitlement to such compensation.

2.9.

Funding Losses.  If for any reason (other than due to a default by a Lender or as a result of a Lender’s refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or 2.7 hereof) (i) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), (ii) if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, (iii) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.7, or (iv) if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall jointly and severally pay to Agent, for the ratable benefit of the affected Lenders, within 10 days after Agent’s or an affected Lender’s demand therefor, Agent’s customary administrative charges and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Borrowers shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent’s calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.  For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.  Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

2.10.

Maximum Interest.  Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this

Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law.  No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by any or all Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate.  If any Interest is charged or received in excess of the Maximum Rate (“Excess”), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship.  The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration.  Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur.  All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law.  By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from any or all Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.  Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof.  The provisions of this Section 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).  All such Loan Documents and communications relating to any Interest owed by any or all Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.  LOAN ADMINISTRATION

3.1.

Manner of Borrowing and Funding Revolver Loans.  Borrowings under the Commitments established pursuant to Section 1.1 hereof shall be made and funded as follows:

3.1.1.  Notice of Borrowing.

(i)

Whenever Borrowers desire to make a Borrowing under Section 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrowers shall give Agent prior written notice (which may be by internet) (or telephonic notice promptly confirmed in writing) of such Borrowing request (a “Notice of Borrowing”), which shall be in the form of Exhibit D annexed hereto and signed by an authorized officer of SRC.  Such Notice of Borrowing shall be given by such Borrower no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 3 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans.  Notices received after 12:00 noon shall be deemed received on the next Business Day.  The Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans.  Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed.  Borrowers may not request any LIBOR Loans if an Event of Default exists.

(ii)

Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges including the repayment of any Letter of Credit Outstandings) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans.  Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan after the Commitment Termination Date, when an Out of Formula Condition exists or would result therefrom or when any condition precedent set forth in Section 10 hereof is not satisfied, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(iii)

As an accommodation to Borrowers, Agent and Lenders may permit electronic requests for Borrowings and shall permit electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers.  Neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by such Borrowers as a result of Agent’s or any Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it electronically and purporting to have been sent to Agent or Lenders by a Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

(iv)

If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the date of such presentation, in the amount of the Payment Item.  The proceeds of such Revolver Loan may be disbursed directly to the disbursement account.

3.1.2.  Fundings by Lenders.  Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1(i) (except in the case of a deemed request by a Borrower for a Revolver Loan as provided in Sections 3.1.1(ii), 3.1.1(iv) or 3.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by a Borrower and that such Borrower is entitled to receive under the Loan Agreement.  Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to Sections 3.1.1(ii) or 3.1.1(iv) hereof) by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans).  Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by such Borrower at Agent’s designated bank in immediately available funds not later than 2:00 p.m. on the date of funding of such Borrowing, unless Agent’s notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to such Borrower by disbursing such proceeds in accordance with such Borrower’s disbursement instructions set forth in the applicable Notice of Borrowing.  Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent.  Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender’s Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to Sections 3.1.1(ii) or 3.1.1(iv) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to such Borrower on the applicable funding date.  If a Lender’s Pro Rata share of such Borrowing or of any settlement pursuant to Section 3.1.3(i) is not in fact deposited with Agent, then, if Agent has disbursed to such Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers jointly and severally agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of such Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate.  If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds.  A notice from Agent submitted to any Lender with respect to amounts owing under this Section 3.1.2 shall be conclusive, absent manifest error.

3.1.3.  Settlement and Settlement Loans.

(i)

In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a “Settlement Date”), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 10 of this Agreement have been met.  On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in Letter of Credit Outstandings then outstanding.  Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Business Days.

(ii)

Between Settlement Dates, Agent may request Bank to advance, and Bank may, but shall in no event be obligated to, advance to Borrowers out of Bank’s own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Bank being referred to as a “Settlement Loan”).  Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Bank solely for its own account.  The obligation of Borrowers to repay such Settlement Loans to Bank shall be evidenced by the records of Bank and need not be evidenced by any promissory note.  Agent shall not request Bank to make any Settlement Loan if (a) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (b) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed 12.5% of the aggregate Commitments.  Bank shall not be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan.  On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable.  As provided in Sections 3.1.1(ii) or 3.1.1(iv), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon.  Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 12:00 noon on each Settlement Date and each Lender (other than Bank) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in Section 10 hereof are satisfied or the Commitment Termination Date has occurred.  If as the result of the commencement by or against any Borrower of any Insolvency Proceeding or otherwise any Settlement Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than Bank) shall be deemed to have purchased as a participating interest in any unpaid Settlement Loan in an amount equal to such Lender’s Pro Rata share of such Settlement Loan and shall transfer to Bank, in immediately available funds, not later than the second Business Day after Bank’s request therefor, the amount of such Lender’s participation.  The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 1.1.3 hereof.  If any amounts received by Bank in respect of any Settlement Loans are later required to be returned or repaid by Bank to any or all Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Bank with notice to Agent, pay to Agent for the account of Bank, an amount equal to each other Lender’s Pro Rata share of all such amounts required to be returned by Bank.

3.1.4.  Disbursement Authorization.  Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 3.1.1 or Section 3.1.3(ii), as follows:  (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by any Borrower and Agent from time to time or elsewhere if pursuant to a written direction from such Borrower; and (ii) the proceeds of each Revolver Loan requested under Sections 3.1.1(ii), 3.1.1(iv) or 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.  Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

3.2.

Defaulting Lender.

3.2.1.  Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 12.9.1.

3.2.2.  Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 2.2.1.  If any Letter of Credit Outstandings owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such Letter of Credit Outstandings under Section 2.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to Letter of Credit Outstandings that are not reallocated

3.2.3.  Status; Cure.  Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error.  Borrowers, Agent and Letter of Credit Issuer may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Commitments and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Letter of Credit Issuer, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of Letter of Credit Outstandings or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender

3.3.

Special Provisions Governing LIBOR Loans.

3.3.1.  Number of LIBOR Loans.  In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed seven (7).

3.3.2.  Minimum Amounts.  Each Borrowing of LIBOR Loans pursuant to Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

3.3.3.  LIBOR Lending Office.  Each Lender’s initial LIBOR Lending Office is set forth opposite its name on Schedule 14.9 hereto.  Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender’s LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office.  No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to Section 2.6 or Section 2.7 hereof, or otherwise for the purpose of complying with Applicable Law).  Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.  To the extent commercially feasible, each Lender shall designate an alternate LIBOR Lending Office with respect to LIBOR Loans to reduce the risk of Borrowers’ liability to such Lender under Sections 2.7 and 2.8 and to avoid the type of advance under Section 2.6, so long as such designation is not commercially unreasonable under the circumstances.

3.3.4.  Funding of LIBOR Loans.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  The calculation of all amounts payable to Lender under Section 2.7 and 2.9 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period  for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Section 2.7 and Section 2.9.

3.4.

Borrowers’ Representative.  Each Borrower hereby irrevocably appoints SRC and SRC agrees to act under this Agreement, as the agent and representative of SRC and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent.  Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by SRC, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 3.3 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder.  Agent may maintain a single Loan Account in the name of “SRC” hereunder, and each future Borrower shall be deemed to have agreed to such arrangement and to have confirmed that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations

3.5.

All Loans to Constitute One Obligation.  The Loans, Letter of Credit Outstandings and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Agent’s Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Agent or such Lender.

SECTION 4.  PAYMENTS

4.1.

General Repayment Provisions.  All payments (including all prepayments) of principal of and interest on the Loans, Letter of Credit and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).  All payments received by Agent shall be distributed by Agent in accordance with Section 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

4.2.

Repayment of Revolver Loans.

4.2.1.  Payment of Principal.  The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

(i)

Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Bank) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) during an Activation Period, each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of Bank’s demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

(ii)

Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date.  In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under Section 2.9 hereof as a consequence of such prepayment.

(iii)

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out of Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent’s demand or the first Business Day after Borrowers’ Knowledge of such Out of Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount sufficient to eliminate the Out of Formula Condition; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out of Formula Condition, then Borrowers shall immediately, at Borrowers’ option, either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out of Formula Condition, to be held by Agent pending disbursement of same to Lenders, but subject to Agent’s Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out of Formula Condition and also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

4.2.2.  Payment of Interest.  Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan.  Accrued interest shall also be paid by Borrowers on the Commitment Termination Date.  With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

4.3.

Mandatory Prepayments.

4.3.1.  Proceeds of Sale, Loss, Destruction or Condemnation of Collateral.

(i)

ABL Priority Collateral.  Except as provided in Section 9.2.2, if any Borrower or any of their respective Subsidiaries sells any of the ABL Priority Collateral, or if a casualty occurs with respect to any of the ABL Priority Collateral, Borrower shall, subject to Section 4.3.3, unless otherwise agreed by Lenders, pay, to Agent for the ratable benefit of Lenders as and when received by such Borrower or such Subsidiary and as a mandatory prepayment of the Revolver Loans, as herein provided, a sum equal to the proceeds (including insurance payments and condemnation awards but net of costs and taxes incurred in connection with such sale or event) (“Sale Proceeds”) received by such Borrower or such Subsidiary from such sale or casualty; provided that, so long as no Activation Period is in effect, no prepayments shall be required hereunder in connection with up to $2,000,000 of aggregate Sale Proceeds from sales of ABL Priority Collateral by any Borrower or any of their respective Subsidiaries which are reinvested in similar replacement assets within one hundred eighty (180) days after receipt of such Sale Proceeds by such Borrower or such Subsidiary; provided, further, that any portion of the Sale Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section; and provided, further, that so long as no Event of Default exists and upon Agent’s discretion during an Activation Period, Borrowers shall not be required to prepay any portion of Sale Proceeds on account of any LIBOR Loan on any day that is not the last day of the applicable Interest Period if such prepayment would trigger payment of any amount under Section 2.9 so long as such portion of Sale Proceeds is deposited into a segregated Deposit Account of Borrowers maintained with Bank until such time as such prepayment would not trigger payment of any amount under Section 2.9.  Any sale or casualty of Inventory shall reduce the Borrowing Base to the extent of the value of the applicable Property.

(ii)

Term Priority Collateral.  Except as provided in Section 9.2.2, if any Borrower or any of their respective Subsidiaries sells any of the Term Priority Collateral, or if a casualty occurs with respect to any of the Term Priority Collateral, Borrower shall, subject to Section 4.3.3, after payment in full of all outstanding Term Loans or Refinancing Debt in respect thereof, unless otherwise agreed by Lenders, pay, to Agent for the ratable benefit of Lenders as and when received by such Borrower or such Subsidiary and as a mandatory prepayment of the Revolver Loans, as herein provided, a sum equal to the Sale Proceeds received by such Borrower or such Subsidiary from such sale or casualty; provided that, so long as no Activation Period is in effect, no prepayments shall be required hereunder in connection with up to $5,000,000 of aggregate Sale Proceeds from sales of Term Priority Collateral by any Borrower or any of their respective Subsidiaries which are reinvested in similar replacement assets within one hundred eighty (180) days after receipt of such Sale Proceeds by such Borrower or such Subsidiary; provided further, that any portion of the Sale Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section; and provided further, that so long as no Event of Default exists and upon Agent’s discretion during an Activation Period, Borrowers shall not be required to prepay any portion of Sale Proceeds on account of any LIBOR Loan on any day that is not the last day of the applicable Interest Period if such prepayment would trigger payment of any amount under Section 2.9 so long as such portion of Sale Proceeds is deposited into a segregated Deposit Account of Borrowers maintained with Bank until such time as such prepayment would not trigger payment of any amount under Section 2.9.

4.3.2.  Outstanding Revolving Loan Excess.  Except as provided in Section 1.1.2, if on any day the aggregate amount of outstanding Revolving Loans and Letter of Credit Outstandings exceeds the Borrowing Base, Borrowers shall immediately prepay Revolver Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

4.3.3.  Application of Prepayments.  Prepayments made pursuant to Section 4.3 shall be applied to prepay Revolver Loans (without a reduction of the Commitments)

and shall be applied first to Base Rate Loans and then to LIBOR Loans in direct order of maturity.

4.4.

Payment of Other Obligations.  The balance of the Obligations requiring the payment of money, including the Letter of Credit Outstandings and Extraordinary Expenses incurred by Agent or any Lender shall be repaid by Borrowers to Agent for allocation among Agent and Lenders at the times for payment provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

4.5.

Marshaling; Payments Set Aside.  None of Agent or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations.  To the extent that Borrowers make a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred.  The provisions of the immediately preceding sentence of this Section 4.5 shall survive Full Payment of the Obligations.

4.6.

Allocation of Payments and Collections.

4.6.1.  Application.  Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.

4.6.2.  Post-Default Allocation.  Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(i)

first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower;

(ii)

second, to Bank to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders (other than Defaulting Lenders) that have acquired a participating interest in such Settlement Loans;

(iii)

third, to the extent that the Letter of Credit Issuer has not received from any Participating Lender a payment as required by Section 1.3.7 hereof, to the Letter of Credit Issuer to pay all amounts owing to the Letter of Credit Issuer pursuant to Section 1.3.7 hereof;

(iv)

fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to Section 14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans;

(v)

fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans;

(vi)

sixth, to Agent to pay any fees due and payable to Agent;

(vii)

seventh, to Lenders (other than Defaulting Lenders) for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor;

(viii)

eighth, to the Letter of Credit Issuer to pay principal and interest with respect to Letter of Credit Outstandings (or to the extent any of the Letter of Credit Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the Letter of Credit Outstandings), which payment shall be shared with the Participating Lenders in accordance with Section 1.3.7(iii) hereof;

(ix)

ninth, to Lenders (other than Defaulting Lenders) in payment of the unpaid principal and accrued interest in respect of the Loans, and to Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of the Bank Product Reserve existing therefor;

(x)

tenth, to all other Bank Product Obligations; and

(xi)

eleventh, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories.  If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in such category.  Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category.  Agent shall have no obligation to calculate the amount of any Bank Product Obligation and may request a reasonably detailed calculation thereof from the applicable Bank Product Provider.  If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.  The allocations set forth in this Section 4.6 are solely to determine the rights and priorities of Agent and Secured Parties as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.  This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 4.6.

4.6.3.  Erroneous Allocation.  Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

4.7.

Dominion Account.  The ledger balance in the Dominion Accounts shall be immediately transferred to the Payment Account as of the end of a Business Day and shall be applied to the Obligations at the beginning of the next Business Day, during any Activation Period.  If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

4.8.

Account Stated.   Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

4.9.

Taxes.

4.9.1.  Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(i)

All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 4.10.

(ii)

If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)

If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

4.9.2.  Payment of Other Taxes.     Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

4.9.3.  Tax Indemnification.

(i)

Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Letter of Credit Issuer fails for any reason to pay indefeasibly to Agent as required pursuant to this Section.  Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Letter of Credit Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error

(ii)

Each Lender and Letter of Credit Issuer shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Letter of Credit Issuer (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Letter of Credit Issuer, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Lender and Letter of Credit Issuer shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to any Lender or Letter of Credit Issuer by Agent shall be conclusive absent manifest error

4.9.4.  Evidence of Payments.     If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to SRC or SRC shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or SRC, as applicable.

4.9.5.  Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Letter of Credit Issuer, nor have any obligation to pay to any Lender or Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Letter of Credit Issuer.  If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority.  Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person

Each party’s obligations under Sections 4.9 and 4.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Letter of Credit Issuer, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations

4.10.

Lender Tax Information.

4.10.1.  Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding the foregoing, such documentation (other than documentation described in Sections 4.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

4.10.2.  Documentation.  Without limiting the foregoing, if any Borrower is a U.S. Person,

(i)

Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W-0, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii)

Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(a)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)

executed originals of IRS Form W-8ECI;

(c)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(d)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(iv)

if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date hereof.

4.10.3.  Redelivery of Documentation.  If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

4.11.

Nature and Extent of Each Borrower’s Liability.

4.11.1.  Joint and Several Liability.  Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations (except its Excluded Swap Obligations), regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder.  Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

4.11.2.  Unconditional Nature of Liability.  Each Borrower’s joint and several liability hereunder with respect to, and guaranty of,  the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent’s release of any Collateral or of its Liens upon any Collateral, (v) Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent’s or any Lender’s claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower; provided, however, nothing contained in the foregoing shall limit Borrowers’ right to institute an action for any alleged breach by Agent or any Lender of any of its obligations hereunder.  Under no circumstances shall Borrower be construed to have waived defenses based upon payment, willful misconduct, gross negligence or general principles of equity and fairness. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agent under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor.  Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

4.11.3.  Partial Release of Liability for Obligations.  No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower for the balance of Obligations remaining due under this Agreement, and each Borrower shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

4.11.4.  Contribution.  If there are more than one Borrower, each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement.  If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then, unless Agent agrees otherwise, each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers.  As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing  such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.  Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement of such Loans and Letters of Credit to such Borrower.

4.11.5.  Qualified ECP.  Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 4.11.5 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations.  Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

4.11.6.  Subordination.  Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of the Obligations.

SECTION 5.  ORIGINAL TERM AND TERMINATION OF COMMITMENTS

5.1.

Original Term of Commitments.  Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof, through the close of business on August 1, 2018 (the “Original Term”); provided that if the First Lien Term Loans shall have not been repaid, refinanced, or defeased in full or, in the reasonable determination of Agent, adequately reserved for or cash collateralized on or prior to the 120th day immediately preceding the maturity date thereof, then the Original Term shall end on the 120th day immediately preceding the earliest maturing and outstanding of the First Lien Term Loans; provided further that, with respect to any Refinancing Debt of the First Lien Term Loans, such Refinancing Debt shall have a maturity date on or after December 1, 2018.

5.2.

Termination.

5.2.1.  Termination by Borrowers.  Upon at least 30 days prior written notice to Agent, any Borrower may, at its option, terminate the Commitments; provided, however, no such termination by any Borrower shall be effective until Borrowers have satisfied all of those Obligations able to be satisfied through payment and executed in favor of and delivered to Borrowers, Agent and Lenders a mutual general release of all Claims that any of them may have against any other, and Borrowers have executed a written reaffirmation of Borrowers’ contractual liability for those Obligations which survive termination of this Agreement and the Commitments.  Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing.  Borrowers may elect to terminate the Commitments in their entirety only; provided that nothing contained herein shall affect Borrowers’ right to reduce the Commitments as provided in Section 1.1.5 of this Agreement.  No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

5.2.2.  Effect of Termination.  On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Full Payment of the Obligations.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations.  The provisions of Sections 1.3, 2.1, 2.4, 2.7, 2.8, 2.9, 4.5, 4.9, 4.10, 12, 14.2 and this Section 5.2.2 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents shall in all events survive Full Payment of the Obligations.

SECTION 6.  COLLATERAL SECURITY

6.1.

Grant of Security Interest.  To secure the prompt payment and performance of all of the Obligations, each Obligor has granted pursuant to the Security and Pledge Agreement to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders and the other Secured Parties, a continuing security interest in and Lien upon the Property of such Borrower as set forth in the Security and Pledge Agreement.

6.2.

Activation Period; Cash Collateral.

6.2.1.  Activation Period.  During an Activation Period, each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account, except Excluded Deposit Accounts, maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

6.2.2.  Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of the Lenders and the other Secured Parties, as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until full payment of all Obligations.

6.3.

Lien on Real Estate.   The Obligations shall also be secured by (x) all Mortgages delivered as of the Closing Date upon all owned Real Estate owned by the Obligors as of the Closing Date that secures the Term Loans, and (y) after the Closing Date, all other owned Real Estate as may be acquired by any Obligor (i) except to the extent set forth in clause (ii) below, only to the extent the fair market value (or the tax assessed value if reasonably acceptable to the Agent) of such property exceeds $1,000,000, and (ii) in the event that as of the end of any Fiscal Quarter, SRC has Liquidity below $15,000,000 for such Fiscal Quarter, the Obligors will, upon written request from Agent, in respect of any owned real property with a fair market value (or the tax assessed value if reasonably acceptable to the Agent) in excess $250,000, deliver to the Agent counterparts of a Mortgage, duly executed and delivered by the applicable Obligor.  The Mortgages shall be duly recorded, at Obligors’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby, and accompanied by (within 60 days after written request of Agent therefor):

(i)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or desirable to create a valid, perfected Lien against the properties purported to be covered thereby;

(ii)

mortgagee’s title insurance policies in favor of the Agent for the benefit of the Secured Parties in amounts and in form and substance as shall be customary for similar properties, with respect to the real and, if any, other property purported to be covered by each Mortgage, insuring that title to such property is marketable and that the interests created by each Mortgage constitute valid Liens thereon free and clear of all defects and encumbrances (other than Liens in favor of the Term Loan Agent pursuant to the Term Loan Documents);

(iii)

opinions addressed to the Agent and all Lenders from local real estate counsel to the Obligors in the jurisdictions where such real estate is located;

(iv)

a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent and

(v)

a certificate of an authorized officer of SRC certifying as to compliance with this Section 6.3.

Notwithstanding anything above to the contrary, so long as the Term Loans are outstanding, no Loan Party shall be required to grant a Mortgage on any Real Estate, whether such Real Estate is now owned or acquired in the future, unless a mortgage, deed of trust or deed is granted and executed on such Real Estate to secure the Term Loans.

6.4.

Lien Perfection; Further Assurances.  All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties.  Promptly after Agent’s request therefor, Borrowers shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Agent’s Lien upon the Collateral, and shall take such other action as may be reasonably requested by Agent to give effect to or carry out the intent and purposes of this Agreement.  Unless prohibited by Applicable Law, each Borrower hereby authorizes Agent to execute and file any such financing statement on such Borrower’s behalf.  The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.  Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

6.5.

Limitations.  The Lien on Collateral granted under the Security Documents is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.  In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor

SECTION 7.  COLLATERAL ADMINISTRATION

7.1.

General Provisions.

7.1.1.  Location of Inventory. As of the date hereof, all Inventory (other than Inventory in transit) is kept by Borrowers at one or more of the business locations of Borrowers (including owned, leased and other third-party locations of Borrowers) set forth in Schedule 7.1.1 hereto.  Within 45 days after the end of each Fiscal Quarter, Borrowers shall provide Agent with an updated Schedule 7.1.1 setting forth the locations of Inventory (other than Inventory in transit) as of the last day of each such Fiscal Quarter.

7.1.2.  Insurance of Collateral; Condemnation Proceeds.

(i)

Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief and the other risks covered under the policies listed in Schedule 7.1.2, in the amounts and with the insurance companies listed in Schedule 7.1.2 (which describes all insurance of Borrowers in effect on the date hereof with respect to Collateral).  Borrowers have the right to substitute valid and enforceable policies issued by any Approved Insurer so long as such policies insure the same risks and are in the same amounts or such other amounts reasonably determined by Borrower and consistent with past practices and in accordance with industry standards for companies in the same or similar industry and of the size and owning Properties comparable to Borrowers.  Subject to the ABL/Term Loan Intercreditor Agreement, all proceeds payable under each such policy shall be applied to reduce the Obligations, whether such proceeds are payable to Borrowers or to Agent, for application to the Obligations.  Borrowers shall deliver copies of such policies to Agent.  Each policy insuring the Collateral (except fidelity coverage against theft and malicious mischief) will (a) include a loss payee endorsement satisfactory to Agent, naming Agent as loss payee and (b) additional insured as appropriate.  Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (except that in the case of cancellation for non-payment of the premium, the insurer shall give 10 days’ prior written notice to Agent) and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the property in which the Collateral is stored or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge each Borrower therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, true copies of all claims and reports relating to claims submitted to insurance companies issuing policies insuring the Collateral.  For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Borrower with respect to the Collateral provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim.  At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.  Agent shall have all rights and remedies with respect to such policies of insurance on the Collateral as are provided for in this Agreement and the other Loan Documents, and consistent with the applicable insurance policies.

(ii)

Subject to the ABL/Term Loan Intercreditor Agreement, any proceeds of insurance referred to in this Section 7.1.2 shall be paid to Agent and shall be applied first to the payment of the Revolver Loans and then to any other Obligations outstanding.

(iii)

If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (a) no Default or Event of Default exists; (b) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (c) replacement buildings are of comparable size, quality and utility to the destroyed buildings; (d) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; and (e) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require.

7.1.3.  Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers’ sole risk.

7.1.4.  Defense of Title to Collateral.  Each Borrower shall at all times defend its title to the Collateral and Agent’s Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

7.2.

Administration of Accounts.

7.2.1.  Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a “Sales and Collections Report” for the preceding period, in the form attached as Exhibit N.  Borrowers shall also provide to Agent on or before the 15th day of each Fiscal Month a detailed aged trial balance of all Accounts existing as of the last day of the preceding Fiscal Month, specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”), and, upon Agent’s request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.  In addition, if Accounts in an aggregate face amount in excess of $4,000,000 (unless an Activation Period has occurred and is continuing, in which case such aggregate face amount shall be $2,000,000) cease to be Eligible Accounts in whole or in part on account of discounts, disputes, returns, Insolvency Proceedings or Liens, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after Borrowers’ Knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence and at Borrowers’ option, Borrowers may submit an updated Borrowing Base Certificate reflecting such adjustments.  Upon the reasonable request of Agent, each Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

7.2.2.  Discounts, Disputes and Returns.  If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts and if reasonably requested by Agent, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy.  Upon and during the continuance of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable in its reasonable credit judgment, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to Borrowers.

7.2.3.  Taxes.  If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion if such Borrower has failed to do so, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by any or all Borrowers.

7.2.4.  Account Verification.  Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, at reasonable intervals, to verify the validity, amount or status of any Accounts of any Borrower by mail, telephone, or other written communication.  Subject to Agent’s rights under Section 7.2.6, all such communications shall be conducted in the name of Borrower or any other entity designated by Agent (but not in the name of Agent, any Lender or any other bank or lending institution).  So long as no Default or Event of Default exists, verifications of Accounts shall be conducted at the sole cost and expense of Agent and Lenders.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2.5.  Deposit Accounts and Securities Accounts.

(i)

Borrowers shall maintain at all times Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent and, in the case of any such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrowers and be acceptable to Agent.  Borrowers shall obtain a deposit account control agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank that maintains a Deposit Account of each Borrower, establishing Agent’s control over and Lien in the lockbox and any such Dominion Account, which may be exercised by Agent during any Activation Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  During an Activation Period, all funds in each Dominion Account shall be immediately transferred to the Payment Account and shall be applied to the Obligations at the beginning of the next Business Day in accordance with Section 4.7.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.  Borrowers shall request in writing and otherwise take commercially reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If a Borrower or any Subsidiary receives Cash or Payment Items with respect to any ABL Priority Collateral or, subject to the terms of the ABL/Term Loan Intercreditor Agreement, any other Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.  For avoidance of doubt, no Dominion Account shall constitute an Excluded Deposit Account.

(ii)

Borrowers shall obtain a securities account control agreement (in form and substance satisfactory to Agent) from each securities intermediary that maintains a securities account of each Borrower, establishing Agent’s control over and Lien in the securities account, requiring acknowledgement that the securities intermediary has custody, control or possession of such securities account on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such securities account, and has such other terms and conditions as Agent may reasonably require.

7.2.6.  Collection of Accounts and Proceeds of Collateral.  To expedite collection, Borrowers shall endeavor in the first instance to make collection of Borrowers’ Accounts.  All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent’s benefit and such Borrower shall immediately deposit same in kind in a Dominion Account.  Agent retains the right at all times during the continuance of a Default or an Event of Default to notify Account Debtors of each Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys’ fees.

7.3.

Administration of Inventory.

7.3.1.  Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form and detail satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

7.3.2.  Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (i) such return is in the Ordinary Course of Business; (ii) no Default, Event of Default or Out of Formula Condition exists or would result therefrom; (iii) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,500,000; and (iv) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

7.3.3.  Acquisition, Sale and Maintenance.  Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  No Borrower shall sell any Inventory on approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory, except pursuant to a consignment arrangement so long as the amount of Inventory sold on consignment does not exceed $5,000,000 in the aggregate at any time.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

7.4.

[Reserved].

7.5.

[Reserved].

7.6.

Borrowing Base Certificates.  On or before the fifteenth (15th) day of each Fiscal Month after the Closing Date, Borrowers shall deliver to Agent a Borrowing Base Certificate prepared as of the last day of the prior Fiscal Month in the form attached as Exhibit O; provided, however, during an Activation Period, Borrowers shall deliver to Agent a Borrowing Base Certificate by Wednesday of each week, prepared as of the closing of business of the last Business Day of the previous week or at such other times as Agent may request.  All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent by SRC, to its knowledge, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Eligible Accounts and Eligible Inventory described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve; and provided further, errors in the Borrowing Base Certificate (whether or not known to the certifying officers) shall be promptly corrected as provided in Section 7.2.1.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

8.1.

General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agent and Lenders that:

8.1.1.  Organization and Qualification.  Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 8.1.1 hereto and in all other states and jurisdictions in which the failure of any such Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

8.1.2.  Power and Authority.  Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement, each of the other Loan Documents and each of the Workflow Acquisition Related Documents to which it is a party.  The execution, delivery and performance of this Agreement, each of the other Loan Documents and each of the Workflow Acquisition Related Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiaries;

(ii) contravene the Organization Documents of any Borrower or any of its Subsidiaries; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any such Subsidiary; (iv) result in a breach of or constitute a default under (a) any indenture or loan or credit agreement or (b) any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected the consequence of which would constitute a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

8.1.3.  Legally Enforceable Agreement.  This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and principles of equity affecting the enforcement of creditors’ rights.

8.1.4.  Capital Structure.  As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having Voting Powers owned by each Person, (ii) the name of each corporate Affiliate of each Borrower and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries as of the close of Borrowers’ most recently ended Fiscal Month.  As of the date hereof, each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens.  As of the date hereof: (x) all such Equity Interests have been duly issued and are fully paid and non-assessable; and (y) since the date of the financial statements of Borrowers referred to in Section 8.1.9 hereof, no Borrower has made, or obligated itself to make, any Distribution except as shown in Schedule 8.1.4.  Except as shown in Schedule 8.1.4, neither Borrower nor any Subsidiary holds, and no shares of the capital stock of any Borrower or any Subsidiary are subject to, outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to such Equity Interests.

8.1.5.  Corporate Names.  During the 5-year period preceding the date of this Agreement: (i) no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 8.1.5 hereto; and (ii) except as set forth on Schedule 8.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

8.1.6.  Business Locations; Agent for Process.  Schedule 8.1.6 contains a true and complete list of the following information, as of the date hereof: (i) the chief executive office of each Borrower and each of its Subsidiaries including any other executive offices of Borrower and each of its Subsidiaries during the 5-year period preceding the date of this

Agreement, and (ii) the agent for service of process of Borrower and each of its Subsidiaries in their respective states of organization.  All of the plant facilities and warehouses of Borrower and its Subsidiaries effective as of the date hereof are listed on Schedule 7.1.1.

8.1.7.  Title to Properties; Priority of Liens.  As of the date hereof, each Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property (other than the Collateral), including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3.  Each Borrower has good title to all Collateral in each case free and clear of all Liens except Permitted Liens.  Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any Collateral of such Borrower that is not a Permitted Lien.  The Liens granted to Agent pursuant to this Agreement and the other Security Documents are first priority Liens in and upon the ABL Priority Collateral and, in the case of Term Priority Collateral, the priority set forth in the ABL/Term Loan Intercreditor Agreement, subject, in each case, only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

8.1.8.  Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account as of the date of the most current Borrowing Base Certificate and Schedule of Accounts submitted pursuant to Section 7.2.1.  Unless otherwise specifically stated in the Borrowing Base Certificate or Schedule of Accounts, Borrowers make each of the following warranties to Borrowers’ Knowledge (subject to the limitation in the last paragraph of this Section 8.1.8) as of the date of each Borrowing Base Certificate and Schedule of Accounts with respect to each Account included in the computation of the Borrowing Base:

(i)

It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(ii)

It arises out of a completed, bona fide sale and delivery of goods (or appropriate agreement respecting storage entered into in the Ordinary Course of Business) or rendition of services by a Borrower in the Ordinary Course of its Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

(iii)

It is for a sum certain maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(iv)

Such Account, and Agent’s security interest therein, is not subject to any claims for offset (except claims for offset netted out in the computation of Eligible Accounts included in the Borrowing Base Certificate), Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or any other adverse condition except conditions in the Ordinary Course of Business or claims where the amount in controversy is immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

(v)

The contract under which such Account arose does not expressly condition or restrict a Borrower’s right to assign its right to payment thereunder to Agent, unless such Borrower has obtained the Account Debtor’s consent to such collateral assignment of rights to payment or complied with any conditions to such assignment of rights of payment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

(vi)

Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower for prompt payment or otherwise in the Ordinary Course of Business and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to  (and to the extent required by) Section 7.2.1 hereof (or accounted for in the computation of Eligible Accounts included in the Borrowing Base Certificate);

(vii)

There are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any such Account or reduce the amount payable thereunder from the face amount of the invoice with respect thereto;

(viii)

(a) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent; and

(ix)

There are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in the collectibility of such Account.

For purposes of determining whether an Account is an Eligible Account, the foregoing representations are made regardless of whether Borrowers’ Knowledge exists with respect to an event or condition that would constitute a breach of any of such representations.  For all other purposes of this Agreement (including the purpose of determining whether an Event of Default has occurred hereunder), the representations are only made to the extent of Borrowers’ Knowledge.

8.1.9.  Financial Statements.  As of the date hereof, (i) the annual audited Consolidated balance sheets of Borrowers (other than Workflow and Workflow PR) and such other Persons described therein (including the accounts of all Subsidiaries of such Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 30, 2012 and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of such Borrowers and such Persons at such dates and the results of such Borrowers’ operations for such periods and (ii) the annual audited Consolidated balance sheets of Workflow, Workflow PR and such other Persons described therein (including the accounts of all Subsidiaries of such Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 30, 2012 and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of such Borrowers and such Persons at such dates and the results of such Borrowers’ operations for such periods.  There has been no Material Adverse Effect since December 30, 2012.

8.1.10.  Full Disclosure.  No Loan Document, financial statement referred to in Section 8.1.9 hereof or other written statement made by any Borrower contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not materially misleading.  To Borrowers’ Knowledge, there is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

8.1.11.  Solvent Financial Condition.  SRC, after giving effect to the transactions contemplated hereunder (including the Transactions, the Loans to be made hereunder, and the Letters of Credit to be issued in connection herewith), is Solvent.  SRC and its Subsidiaries on a consolidated basis, after giving effect to the transactions contemplated hereunder (including the Transactions, the Loans to be made hereunder, and the Letters of Credit to be issued in connection herewith), are Solvent

8.1.12.  Surety Obligations.  Except as set forth on Schedule 8.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract to assure payment, performance or completion of performance of any undertaking or obligation of any Person, excluding obligations entered into in the Ordinary Course of Business and excluding all leases.

8.1.13.  Taxes.  The FEIN of each Borrower and each of its Subsidiaries as of the date hereof is as shown on Schedule 8.1.13 hereto.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file (or with respect to amounts in the aggregate which are less than $1,000,000, is undertaking good faith efforts to make any such filings) and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested.  To Borrowers’ Knowledge, the provision for Taxes on the books of each Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

8.1.14.  Brokers.  Except for fees disclosed in writing to Agent and paid on the Closing Date in connection with the Transactions, there are no claims against any Borrower for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

8.1.15.  Intellectual Property.  To Borrowers’ Knowledge: (i) each Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others likely to have a Material Adverse Effect; and (ii) there is no objection to, or pending or threatened Intellectual Property Claim with respect to any Borrower’s or any Subsidiary’s right to use any such Intellectual Property (and no Borrower is aware of any grounds for challenge or objection thereto) that is reasonably likely to have a Material Adverse Effect.

8.1.16.  Governmental Approvals.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for issues relating to licenses, certificates of occupancy and other matters that are not reasonably likely to have a Material Adverse Effect.

8.1.17.  Compliance with Laws.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law; there have been no citations, notices or orders of noncompliance issued to any Borrower or any of the Subsidiaries under any such law, rule or regulation that could be reasonably expected to have a Material Adverse Effect; and no Inventory has been produced in violation of the FLSA except for items of noncompliance that are not reasonably likely to have a Material Adverse Effect.

8.1.18.  Burdensome Contracts.  No Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect.  No Borrower nor any of the Subsidiaries is a party or subject to any Restrictive Agreement, except as set forth on Schedule 8.1.18 hereto or any Term Loan Document, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which is a party, in accordance with the terms of such Loan Documents.

8.1.19.  Litigation.  Except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to Borrowers’ Knowledge, threatened on the date hereof, against or affecting any Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of the Subsidiaries, (i) which relates to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Borrower or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  To Borrowers’ Knowledge, no Borrower nor any of the Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

8.1.20.  No Defaults.  To Borrowers’ Knowledge, (i) no event has occurred and no condition exists which would, upon or immediately after the execution and delivery of this Agreement or any Borrower’s performance hereunder, constitute a Default or an Event of Default; and (ii) no Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of any Borrower or a Subsidiary to any Person for Money Borrowed, except for conditions that could not reasonably be expected to have a Material Adverse Effect.

8.1.21.  Leases.  Schedule 8.1.21 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the date hereof that constitutes a Material Contract.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries is in compliance in all material respects with the terms of each of its respective capitalized and operating leases that constitute Material Contracts and there is no basis upon which the lessors under any such leases could terminate same or declare such Borrower or any of its Subsidiaries in default thereunder.

8.1.22.  Pension Plans.  Except as disclosed on Schedule 8.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof.  Except as disclosed on Schedule 8.1.22, to Borrowers’ Knowledge (i) each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan in all material respects; no fact or situation that is reasonably likely to have a Material Adverse Effect exists in connection with any Plan; and (ii) no Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

8.1.23.  Trade Relations.  To Borrowers’ Knowledge, except as disclosed in Schedule 8.1.23, there exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier or group of suppliers, which in either case is reasonably likely to have a Material Adverse Effect.

8.1.24.  Labor Relations.  Except as described on Schedule 8.1.24 hereto, no Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof.  To Borrowers’ Knowledge on the date hereof, (i) there are no grievances, disputes or controversies with any union or any other organization of any Borrower’s or any Subsidiary’s employees reasonably likely to have a Material Adverse Effect, or (ii) any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

8.1.25.  Investment Company Act.  No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning  of the Investment Company Act of 1940.

8.1.26.  Margin Stock.  No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

8.1.27.  Insurance.  The properties of Borrowers and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers or the applicable Subsidiary operates.

8.1.28.  Casualty, Etc.  Neither the businesses nor the properties of any Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.1.29.  Security Documents.  The provisions of the Security Documents are effective to create in favor of Agent for the benefit of Lenders a legal, valid and enforceable first priority Lien in and upon the ABL Priority Collateral and, in the case of the Term Priority Collateral, a legal, valid and enforceable Lien with the priority set forth in the ABL/Term Loan Intercreditor Agreement (subject, in each case, to Permitted Liens) on all right, title and interest of the respective Borrowers in the Collateral described therein.  Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

8.1.30.  OFAC.  No Borrower or Subsidiary, nor to the knowledge of any Borrower or Subsidiary, any director, officer, employee or affiliate thereof, or any agent or representative acting at the direction thereof, is an individual or entity currently the subject of any Sanctions.  No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction

8.2.

Reaffirmation of Representations and Warranties.  Each representation and warranty contained in this Article 8 shall be deemed to be reaffirmed by each Borrower on each day that Borrowers request or are deemed to have requested an extension of credit hereunder, unless Borrowers have notified Agent prior to any such extension of credit that Borrowers are no longer able to make any such representation or warranty and except for changes in the nature of a Borrower’s or, if applicable, any of its Subsidiaries’ business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement.  Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

8.3.

Survival of Representations and Warranties.  All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

9.1.

Affirmative Covenants.  For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

9.1.1.  Visits and Inspections.  Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit, examine, conduct appraisals, and make extracts from each Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations.  Such visits, inspections, audits, examinations and appraisals shall be at Agent’s or Borrowers’ expense as provided in Section 2.2.3.  Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists.  Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

9.1.2.  Notices.  Notify Agent and Lenders in writing, within five (5) days after Borrowers’ Knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or administrative proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities; (iii) of any material default by any Obligor under or termination of any Material Contract, or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $3,000,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $3,000,000; (vi) of any judgment against any Obligor in an amount exceeding $3,000,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Borrower of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor which could reasonably be expected to have a Material Adverse Effect; (x) of the discharge of Borrowers’ independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity; (xi) the issuance or incurrence of any Debt in excess of $2,000,000; (xii) the issuance or sale of any Equity Interests of any Borrower or any Subsidiary in excess of $1,000,000 or having a market value of 10% or more of such Borrower’s or Subsidiary’s common Equity Interests; (xiii) any disposition of any assets or Property or any interest therein to or in favor of any Person in excess of $2,000,000; (xiv) whether any Obligor fails to constitute a Qualified ECP Obligor; and (xv) copies of all notices, requests and other documents (including amendments, waivers and other modifications) received by any Obligor or any Subsidiary under or pursuant to any Term Loan Document and, from time to time upon request by Agent, such information and reports regarding the Term Loans as Agent may reasonably request.  In addition, Borrowers shall give Agent at least 5 Business Days prior written notice of any Borrower’s opening of any new chief executive office.  At least 5 days prior to the execution of a purchase and sale agreement by any Borrower with respect to any proposed Acquisition, notify Agent of such proposed Acquisition and deliver to Agent copies of all acquisition documents related thereto and any other documents reasonably requested by Agent with respect thereto.

9.1.3.  Financial and Other Reporting.  Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to  be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers’ certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

(i)

as soon as available, and in any event within 90 days after the close of each Fiscal Year, audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a Consolidated basis, certified without a “going concern” or like qualification (other than resulting solely from the upcoming maturity of the Loans or the First Lien Term Loans, if occurring within one year of the time such opinion is delivered) or qualification arising out of the scope of the audit, by the firm of independent certified public accountants Borrowers currently engage for this purpose, or any other firm reasonably acceptable to Agent, and setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year.  Borrowers may, at their discretion, satisfy this requirement by delivering to Agent and Lenders a copy of its Form 10K filed with the SEC with respect to any Fiscal Year within the time period specified above;

(ii)

as soon as available, and in any event within 45 days after the end of each of the first 3 Fiscal Quarters in any Fiscal Year, excluding the last Fiscal Quarter of Borrowers’ Fiscal Year, unaudited balance sheets of Borrowers and their Subsidiaries and the related unaudited Consolidated Statements of income and cash flow in each case for such Fiscal Quarter and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and for Borrowers’ projections previously delivered pursuant to Section 9.1.5, and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year end adjustments and except that such statements need not contain notes.  Borrowers may, at their discretion, satisfy this requirement by delivering to Agent and Lenders a copy of its Form 10Q filed with the SEC with respect to any Fiscal Year within the time period specified above;

(iii)

as soon as available, and in any event within 30 days after the end of each Fiscal Month hereafter (except information for the last Fiscal Month of any Fiscal Quarter shall be due at the time specified in subparagraph (ii) above and information for the last Fiscal Month of any Fiscal Year shall be due in preliminary form at the time specified in subparagraph (ii) above and in final form at the time specified in subparagraph (i) above), unaudited balance sheets of Borrowers and their Subsidiaries and the related unaudited Consolidated Statements of income and cash flow in each case for such month and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and for Borrowers’ projections previously delivered pursuant to Section 9.1.5, and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Month and period subject only to changes from audit and year end adjustments and except that such statements need not contain notes;

(iv)

Concurrently with delivery of the Borrowing Base Certificate pursuant to Section 7.6, a certificate substantially in the form attached as Exhibit K, executed by the chief financial officer of SRC setting forth the average amount of Liquidity for the same period covered by the Borrowing Base Certificate;

(v)

within 15 days after the end of each Fiscal Quarter, information reasonably satisfactory to Agent supporting the information set forth in the certificate delivered pursuant to subsection (iv) above;

(vi)

not later than 15 days after each Fiscal Month, (a) a listing of all of each Borrower’s trade payables as of the last Business Day of such Fiscal Month, specifying the name of and balance due each trade creditor, and, at Agent’s request, monthly detailed trade payable agings in the form customarily prepared by Borrowers and approved by Agent and (b) inventory reports by location of Borrowers and their respective Subsidiaries; provided, however, during an Activation Period, Borrowers shall deliver to Agent such reports at such other times as Agent may request;

(vii)

promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made generally available to its shareholders and copies of any regular, periodic and special public reports or registration statements which any Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange; and

(viii)

such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s financial condition or business.

Concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this Section 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrowers, which Compliance Certificate shall include a schedule of the calculations used in determining, as of the immediately preceding Fiscal Month end, the calculation of the Consolidated Fixed Charge Coverage Ratio for such Fiscal Month.

Promptly after the sending or filing thereof, Borrowers shall also provide to Agent copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request bearing upon or related to the Collateral or any Borrower’s and each of its Subsidiaries’ financial condition or results of operations.

Borrowers hereby acknowledge that (i) Agent and/or Bank of America, N.A. (“Arranger”) will make available to Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Borrowers hereby agree that (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized Agent, the Arranger, Letter of Credit Issuer and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute any proprietary, nonpublic and/or confidential information, they shall be treated as set forth in Section 14.17); (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (d) Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

9.1.4.  Landlord and Storage Agreements.  Upon the reasonable request of Agent, provide Agent with copies of:  (i) any of the existing agreements, and (ii) any future agreements, between any Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

9.1.5.  Projections.  No later than 45 days after the end of each Fiscal Year of Borrowers, deliver to Agent and Lenders the Projections of Borrowers for the forthcoming Fiscal Year, quarter by quarter.

9.1.6.  Taxes.  Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested or, that such Taxes are in an aggregate amount of less than $1,000,000, and are filed and paid in good faith as, to Borrowers’ Knowledge, such Taxes become due.

9.1.7.  Compliance with Laws.  Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, but only to the extent that any such failure to comply (other than failure to comply with Anti-Terrorism Laws), obtain or keep in force could be reasonably expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate the extent of, and to make appropriate action with respect to such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

9.1.8.  Insurance.  In addition to the insurance required herein with respect to the Collateral, maintain, with any Approved Insurers, (i) insurance with respect to Borrowers’ Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $20,000,000.

9.1.9.  [Reserved].

9.1.10.  Future Subsidiaries and Collateral.  Cause (a) any Domestic Subsidiary acquired or formed after the Closing Date, within 20 Business Days of such acquisition or formation (or such longer period as Agent may agree in its sole discretion), or (b) any Person that is not an Obligor providing a guaranty in support of all or any portion of the Term Loans, in each case, to become a Borrower hereunder by becoming a party to a joinder agreement satisfactory to Agent.  Notwithstanding anything to the contrary, the Borrowers shall execute and deliver to Agent, for the benefit of the Secured Parties, Mortgages, deposit accounts control agreements, Lien Waivers and other Security Documents to the extent provided to the Term Loan Agent or executed in respect of the Term Loans.

9.1.11.  Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) such amounts individually and in the aggregate are less than $1,000,000 or (b) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by each Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens); and (iii) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt except, in the case of clause (ii) or (iii), so long as no Event of Default exists, where the failure to so pay or discharge could not reasonably be expected to have a Material Adverse Effect.

9.1.12.  Preservation of Existence, Etc.  (i) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 9.2.1 or 9.2.2; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

9.1.13.  Maintenance of Properties.  (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.

9.1.14.  Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which each Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent of any default by any party with respect to such leases and cooperate with Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

9.1.15.  Lien Searches.  Promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC in any jurisdiction by or on behalf of Lenders, deliver to Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Borrower as debtor, together with copies of such other financing statements.

9.1.16.  Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, enforce each such Material Contract in accordance with its terms, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.1.17.  Post-Closing Condition.  Execute and deliver the documents and complete the tasks set forth on Schedule 9.1.17, in each case within the time limits specified on such schedule (unless such time period is extended in writing by Agent in its sole discretion).

9.2.

Negative Covenants.  For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any of its Subsidiaries to:

9.2.1.  Fundamental Changes.  (i) Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of any Obligor into an Obligor or any Subsidiary into an Obligor (with such Obligor being the survivor thereof); provided, however, that the survivor of any merger or consolidation involving a Borrower shall be a Borrower; (ii) change any Borrower’s name or conduct business under any new fictitious name; or (iii) change any Borrower’s FEIN.

9.2.2.  Disposition of Assets.  Sell, assign, lease, consign or otherwise dispose of any assets or Property or any interest therein to or in favor of any Person, except (i) sales and dispositions of Cash and Cash Equivalents, (ii) sales of Inventory in the Ordinary

Course of Business, (iii) sales and other dispositions in the Ordinary Course of Business of obsolete, worn-out or surplus Equipment no longer used or usable in the business of Borrowers or any Subsidiary for so long as no Default or Event of Default shall have occurred and be continuing, (iv) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Borrower’s default, (v) sales and other dispositions approved in writing by Agent and Required Lenders, (vi) sales of Inventory made on consignment and in the Ordinary Course of Business in an aggregate amount not to exceed $5,000,000 at any time, (vii) other sales of assets or Property with an aggregate fair market or book value (whichever is greater) not to exceed $5,000,000 in any consecutive 12-month period; provided that (a) Borrowers shall not be required to repay the Revolving Loans pursuant to Section 4.3.1 (subject to Section 4.7 hereof) with the proceeds from the sale or other disposition of assets or Property sold or disposed of pursuant to clause (i), (ii), (iv) or (vi) hereof, (viii) sales, assignments or other dispositions of assets by a Subsidiary of SRC to SRC and (b) Borrowers shall be required to repay Revolving Loans pursuant to Section 4.3.1 (subject to Section 4.7 hereof) with the proceeds from all other sales and dispositions of assets or Property sold or disposed of pursuant to this Section 9.2.2 if such assets or Property constitute Collateral at the time of such sale or disposition.

9.2.3.  Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and their Subsidiaries.

9.2.4.  Accounting Changes.  Subject to the terms of the paragraph identified as “Accounting Terms” in Appendix A, make any significant change in accounting treatment or reporting practices, except as may be permitted or required by GAAP and/or applicable requirements of the SEC, or establish a fiscal year different from the Fiscal Year, unless Borrowers have notified Agent of any such change and complied with all disclosure and other requirements of Applicable Law.

9.2.5.  Organization Documents.  Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower’s or any of its Subsidiaries’ rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

9.2.6.  Restrictive Agreements.  Enter into or become party to any Restrictive Agreement other than (i) those disclosed in Schedule 8.1.18 hereto and any agreement or agreements governing the Refinancing Debt in respect thereof; provided that none of such disclosed restrictive provisions of any such agreements shall be amended without prior notice and consent of Agent, (ii) a Restrictive Agreement relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; and (iii) a Restrictive Agreement constituting customary restrictions on assignment in leases and other contracts.

9.2.7.  Conduct of Business.  Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or reasonably evolve therefrom.

9.2.8.  Liens.  Create or permit any Liens on any of the now owned or hereafter acquired Collateral except for the following (collectively, “Permitted Liens”):

(i)

Liens securing the Obligations;

(ii)

Liens for Taxes not yet due or being Properly Contested;

(iii)

Liens securing Permitted Purchase Money Debt;

(iv)

statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if payment of the obligations secured thereby is not yet due or is being Properly Contested;

(v)

Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Debt for borrowed money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(vi)

Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(vii)

easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(viii)

bankers’ Liens with respect to depository account arrangements entered into in the Ordinary Course of Business securing obligations not past due;

(ix)

Liens arising from judgments, judicial orders, or other judicial awards not constituting an Event of Default;

(x)

existing Liens shown on Schedule 9.2.8; and

(xi)

subject to the terms of the ABL/Term Loan Intercreditor Agreement, Liens on the Collateral securing the Term Loan Obligations.

9.2.9.  Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(i)

the Obligations;

(ii)

Subordinated Debt;

(iii)

Permitted Purchase Money Debt;

(iv)

Debt outstanding on the date hereof and listed on Schedule 9.2.9;

(v)

Bank Product Obligations;

(vi)

Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $10,000,000 in the aggregate at any time;

(vii)

Permitted Contingent Obligations;

(viii)

Refinancing Debt in respect of the foregoing;

(ix)

(a) the First Lien Term Loans in an aggregate principal amount not to exceed: (I) $123,753,259.62 (the “Closing Date First Lien Debt”), plus (II) the payment of interest, fees and other amounts with respect to the First Lien Term Loans in the form of additional Indebtedness, less (III) the aggregate amount of principal repayments and redemptions with respect thereto made after the Closing Date,

(b) the Second Lien Term Loans in an aggregate principal amount not to exceed: (I) $86,246,740.38 principal amount of Term A Second Lien Term Loans (the “Closing Date Second Lien Debt”), plus (II) up to $10,000,000 principal amount of Term B Second Lien Term Loans issued on the Closing Date, the principal amount of which may be adjusted and converted to Term A Second Lien Term Loans following the final determination of Final Working Capital (as defined in the Term Loan Amendment Agreement) pursuant to Section 5.2(f) of the Term Loan Amendment Agreement, plus (III) up to $50,000,000 in the aggregate of incremental Second Lien Term Loans (minus the principal amount of Term C Second Lien Term Loans incurred under clause (b)(IV) below), plus (IV) up to $25,000,000 Term C Second Lien Term Loans issued in accordance with Section 5.3 of the Term Loan Amendment Agreement and Section 2.1(b) of the Second Lien Term Loan Credit Agreement, as in effect on the Closing Date, plus (V) the payment of interest, fees and other amounts with respect to the Second Lien Term Loans in the form of additional Indebtedness less (VI) the aggregate amount of principal repayments and redemptions with respect thereto made after the Closing Date;

provided that, within three Business Days of the final determination of Final Working Capital, the sum of the Closing Date First Lien Debt, the Closing Date Second Lien Debt and the Term B Second Lien Term Loans shall not exceed $210,000,000 (exclusive for the avoidance of doubt of any capitalized amount permitted pursuant to clauses (ix)(a)(II) and (ix)(b)(V) of this Section 9.2.9); and

(c) any Refinancing Debt in respect of the foregoing; and

(x)

Debt of Workflow equal to the Post Closing Cancelled Second Lien Principal Amount (as defined in the First Lien Term Loan Credit Agreement as in effect at the Closing Date) which shall be immediately cancelled on the Closing Date in exchange for the issuance of the Workflow Warrant as provided in Section 10.1.21 hereof in accordance with the Term Loan Amendment Agreement; and

(xi)

Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $25,000,000 in the aggregate at any time.

9.2.10.  Restricted Investments.  Make any Restricted Investment.

9.2.11.  Loans.  Make any loans or other advances of money to any Person, except (i) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (ii) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (iii) deposits with financial institutions permitted hereunder; (iv) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower; (v) as long as no Default or Event of Default exists, intercompany loans by a Borrower to a Subsidiary to the extent permitted by Section 9.2.10; (vi) as long as no Activation Period is in effect or would result therefrom, other loans and advances made in connection with any seller financing transaction not in excess of $5,000,000 in the aggregate at any time; and (vii) such other loans or advances are in existence on the date hereof and listed on Schedule 9.2.11.

9.2.12.  Distributions; Upstream Payments.

(i)

Declare or make any Distributions, except: (a) Upstream Payments; and (b) additional Distributions, so long as both before and after giving effect to such Distributions, no Default or Event of Default shall have occurred and be continuing and either (1) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such Distribution and the pro forma Liquidity on the date of such Distribution and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is not less than the greater of (A) $25,000,000 and (B) 25% of the aggregate Commitments, and the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.20 to 1.00 or (2) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such Distribution and the pro forma Liquidity on the date of such Distribution and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is at least 40% of the aggregate Commitments (and a Senior Officer of SRC shall certify to Agent in a certificate in form and substance satisfactory to Agent, not less than five Business Days prior to the date of any Distributions made under this clause (b), that all such conditions have been satisfied); or

(ii)

Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.18.

9.2.13.  Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (i) transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 9.2.11; (iii) payment of customary directors’ fees and indemnities; (iv) transactions solely among Borrowers and other Obligors; (v) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 9.2.13; and

(vi) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms which shall be fully disclosed to Agent upon its request and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

9.2.14.  Restrictions on Payment of Certain Debt.

(i)

Subordinated Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except:

(a)

regularly scheduled payments of principal, interest and fees; and

(b)

any prepayments so long as both before and after giving effect to such prepayments, no Default or Event of Default shall have occurred and be continuing and either (x) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such prepayment and the pro forma Liquidity on the date of such prepayment and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is at least 25% of the aggregate Commitments, and the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.20 to 1.00 or (y) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such prepayment and the pro forma Liquidity on the date of such prepayment and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is at least 40% of the aggregate Commitments;

provided that with respect to each of clauses (a) and (b), such payments shall be permitted solely to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of SRC shall certify to Agent in a certificate in form and substance satisfactory to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement and under clause (b) above, as applicable, have been satisfied).

(ii)

Term Loans.  Make (i) any voluntary payments (whether a prepayment, redemption, retirement, defeasance or acquisition for value (and excluding, for the avoidance of doubt, cancellation for no value) with respect to the principal amount of any Term Loans, (ii) any payment of interest with respect to the Second Lien Term Loans, or (iii) any mandatory prepayment pursuant to Section 3.1.1(d) of the First Lien Term Loan Credit Agreement, or the corresponding provisions of the Second Lien Term Loan Credit Agreement or any Refinancing Debt with respect to the foregoing (any such mandatory prepayment, the “Excess Cash Flow Prepayment”), except:

(a)

such payments made with the proceeds of Refinancing Debt;

(b)

(I) the payment of interest on the Term Loans in the form of additional Debt, (II) the voluntary redemption of up to $10,000,000 principal amount of the First Lien Term Loans within three Business Days of the final determination of Final Working Capital (as defined in the Term Loan Amendment Agreement), (III) the conversion to Term A Second Lien Term Loans of, and the cancellation for no consideration of, Term B Second Lien Term Loans issued on the Closing Date as provided in the Second Lien Term Loan Credit Agreement as in effect at the Closing Date made within three Business Days of the final determination of Final Working Capital (as defined in the Term Loan Amendment Agreement) in accordance with the Term Loan Amendment Agreement (following such conversion and cancellation there will be no Term B Second Lien Term Loans outstanding under the Second Lien Term Loan Credit Agreement), and (IV) the cancelation of Second Lien Term Loans in satisfaction of indemnification obligations of the Second Lien Lenders pursuant to Section 5.8 of the Term Loan Amendment Agreement;

(c)

the payment of cash interest on the Second Lien Term Loans (other than Term C Second Lien Term Loans for the first three years following the Closing Date) solely to the extent SRC is not permitted to capitalize such interest under the Second Lien Term Loan Credit Agreement as in effect on the Closing Date;

(d)

on or after March 31, 2015, annual Excess Cash Flow Prepayments, so long as both before and after giving effect to such prepayments, no Default or Event of Default shall have occurred and be continuing and the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such prepayment and the pro forma Liquidity on the date of such prepayment is at least (I) if the Excess Cash Flow Prepayment is increased by any working capital adjustment, 20% or (II) otherwise, 15%, of the aggregate Commitments (and a Senior Officer of SRC shall certify to Agent in a certificate in form and substance satisfactory to Agent, not less than five Business Days prior to the date of payment, that all such conditions have been satisfied); and

(e)

on or after March 31, 2015, other payments so long as both before and after giving effect to such prepayments, no Default or Event of Default shall have occurred and be continuing and the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such prepayment and the pro forma Liquidity on the date of such prepayment and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is at least 20% of the aggregate Commitments, and the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.10 to 1.00 (and a Senior Officer of SRC shall certify to Agent in a certificate in form and substance satisfactory to Agent, not less than five Business Days prior to the date of payment, that all such conditions have been satisfied).

9.2.15.  Amendments to Certain Debt.

(i)

Subordinated Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

(ii)

Term Loans.  Amend, supplement or otherwise modify any Term Loan Document except to the extent permitted under the ABL/Term Loan Intercreditor Agreement.

9.2.16.  Lease Obligations.  Create, incur, assume or suffer to exist any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding capitalized leases) having an original term of one year or more that would cause the direct and contingent liabilities of Borrowers and their respective Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $20,000,000 payable in any consecutive 12-month period.

9.3.

Financial Covenants.  For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, Borrowers covenant that, unless otherwise consented to by the Required Lenders in writing, they shall comply with the following covenant upon the commencement of an Activation Period (in each case computed on a consolidated basis for SRC and its Subsidiaries):

9.3.1.  Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.0 as of the last day of each Fiscal Month (in each case computed for the 12 month period then ending).  The foregoing covenant shall be first tested as of the last day of the most recently ended month occurring prior to the Activation Event for which Agent has received a monthly financial statement pursuant to Section 9.1.3(iii).  After the first applicable test date as described above, the foregoing covenant shall be tested on the last day of each Fiscal Month thereafter during the applicable Activation Period.

SECTION 10.  CONDITIONS PRECEDENT

10.1.

Conditions Precedent to Initial Credit Extensions.  Lenders shall not be required to fund the initial Loans or other extensions of credit requested by Borrowers, unless, on or before August 1, 2013, each of the following conditions has been satisfied:

10.1.1.  Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agent and Lenders and each Obligor shall be in compliance with all of the terms thereof.

10.1.2.  Liquidity.  Agent shall have determined, and Lenders shall be satisfied that, immediately after Lenders have made the initial Revolver Loans to be made on the

Closing Date, and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Liquidity is not less than $45,000,000.

10.1.3.  Evidence of Perfection and Priority of Liens.  Agent shall have received (i) UCC-1 financing statements necessary to perfect the Liens of Agent in the Collateral to the extent a Lien can be perfected by filing (other than the Real Estate), (ii) all instruments constituting Collateral other than Term Priority Collateral and (iii) UCC and Lien searches, filings, recordations and other evidence, in form and substance satisfactory to Agent, that upon such filings and recordations, Agent will have a valid perfected (A) first priority Lien upon all of the ABL Priority Collateral and (B) in the case of Term Priority Collateral, the priority set forth in the ABL/Term Loan Intercreditor Agreement, subject, in each case subject only to Permitted Liens.

10.1.4.  Incumbency Certificates.  Agent shall have received a certificate of a duly authorized officer of each Borrower, certifying (i) that attached copies of such Borrower’s Organization Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Borrower in writing.

10.1.5.  Organization Documents.  Agent shall have received copies of the Organization Documents of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of each Borrower’s organization.

10.1.6.  Good Standing Certificates.  Agent shall have received such good standing certificates for each Borrower as agreed to by Agent and SRC.

10.1.7.  Opinion Letters.  Agent shall have received a favorable, written opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to Borrowers, and (ii) any local counsel to Borrowers, in each case in form and substance satisfactory to Agent.

10.1.8.  Insurance.  Agent shall have received copies of the property and casualty insurance policies of Borrowers with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Agent, and loss payable endorsements on Agent’s standard form of loss payee endorsement (a copy of which is attached as Exhibit M) naming Agent as loss payee (but only with respect to each such policy insuring the Collateral and the business interruption policy) and copies of Borrowers’ liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

10.1.9.  Officer’s Certificates.  Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolver Loans and the other Transactions, (i)

Borrowers are Solvent in accordance with Section 8.1.11; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects; provided, however, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents; (v) either (a) all consents, licenses and approvals required in connection with the consummation by such Obligor of the Transaction and the execution, delivery and performance by such Obligor and the validity against such Obligor of the Loan Documents to which it is a party, have been obtained and are in full force and effect and are attached to such certificate, or (b) no such consents, licenses or approvals are so required.

10.1.10.  Compliance with Laws and Other Agreements.  Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

10.1.11.  No Material Adverse Effect.  There shall not have occurred since December 30, 2012 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

10.1.12.  Payment of Fees.  Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

10.1.13.  Letter of Credit Conditions.  With respect to the issuance of any Letter of Credit on the Closing Date, each of the conditions required in connection therewith hereunder shall have been satisfied.

10.1.14.  Due Diligence; Financial Statements.  Lenders shall have completed their business, financial and legal due diligence of Borrowers and their respective Subsidiaries in scope, and with results, satisfactory to Lenders and shall have received (i) the annual audited Consolidated balance sheet of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 30, 2012, and the related statements of income, changes in stockholders equity, and changes in financial position for the periods ended on such date, (ii) unaudited balance sheets of Borrowers and their Subsidiaries and the related unaudited Consolidated Statements of income and cash flow in each case for the Fiscal Quarter ended March 31, 2013 and for the portion of Borrowers’ Fiscal Year then elapsed, (iii) an opening pro forma balance sheet of the Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of the date of the most recent audited consolidated financial statements referred to in clause (ii), but giving effect to the Transactions on the Closing Date, all in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, and (iv) Projections of Borrowers and their respective Subsidiaries prepared on a quarterly basis for Fiscal Year 2013, and annually for each Fiscal Year thereafter.

10.1.15.  Appraisals.  Agent shall have received Inventory Appraisals and field examinations by Agent and its Affiliates and/or third parties, in scope and with results in all respects satisfactory to Agent in its sole discretion.

10.1.16.  Deposit Account Control Agreements.  Except as set forth on Schedule 9.1.17, Agent shall have received (i) a deposit account control agreement with each applicable depositary bank for each Deposit Account (including Dominion Accounts), other than Excluded Deposit Accounts, owned by a Borrower, duly executed by the applicable Borrower and the applicable depositary bank, in form and content reasonably satisfactory to Agent or (ii) in the case of existing deposit account control agreements, amendments thereto duly executed by the applicable Borrower and the applicable depositary bank, in form and content reasonably satisfactory to Agent.

10.1.17.  Patriot Act Compliance.  Agent shall have received all information from Borrowers requested by Agent and necessary for Lenders’ compliance with the Patriot Act.

10.1.18.  Real Estate.  Except as set forth on Schedule 9.1.17, Agent shall have received each Mortgage required under Section 6.3 on the Closing Date duly executed and delivered by the applicable Obligor, together with the additional deliverables referenced under clauses (i) through (v) of Section 6.3 with respect to each such Mortgage (to the same extent as required for any additional Mortgage).

10.1.19.  No Litigation.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

10.1.20.  Term Loan Documents.  The Term Loans shall have been issued on the terms and conditions set forth in the Term Loan Credit Agreements and the Term Loan Amendment Agreement.  The Agent shall have received final certified copies of the Term Loan Documents, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as Agent shall reasonably request, including certification by a Senior Officer of SRC that such documents are in full force and effect as of the Closing Date.

10.1.21.  Target Debt.  The Target Debt outstanding immediately prior to the Workflow Acquisition (and in the case of the Post Closing Cancelled Second Lien Principal Amount (as defined in the First Lien Term Loan Credit Agreement as in effect at the Closing Date) outstanding immediately after the Workflow Acquisition and then immediately cancelled on the Closing Date in exchange for the issuance of the Workflow Warrant) shall have been amended and restated and assumed by Borrowers so as to become the Term Loans pursuant to the Term Loan Amendment Agreement and the Term Loan Credit Agreements.

10.1.22.  Workflow Acquisition.  The Workflow Acquisition shall be consummated in accordance with the terms of the Workflow Acquisition Agreement, without giving effect to any amendments, modifications or waivers that are adverse to the interests of the Lenders without the consent of Agent.  The Agent shall have received final certified copies of the Workflow Acquisition Agreement , duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as Agent shall reasonably request, including certification by a Senior Officer of SRC that such documents are in full force and effect as of the Closing Date.

10.1.23.  Flow of Funds.  The Agent shall have received flow of funds agreement, in form and substance reasonably satisfactory to Agent, duly executed by SRC.

10.2.

Conditions Precedent to All Credit Extensions.  Lenders shall not be required to fund any Loans and the Letter of Credit Issuer shall not be required to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied:

10.2.1.  Representation and Warranties.  The representations and warranties of each Borrower in the Loan Documents shall be true and correct on the date of, and upon giving effect to, the funding of any Loan or extension of credit, except for representations and warranties that expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date).

10.2.2.  No Defaults.  No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

10.2.3.  Satisfaction of Conditions in Other Loan Documents.  Each of the conditions precedent to funding set forth in any other Loan Document shall have been and remain satisfied as of the funding date.

10.2.4.  No Litigation.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

10.2.5.  No Material Adverse Effect.  No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

10.2.6.  Borrowing Base Certificate.  Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement.

10.2.7.  Letter of Credit Conditions.  With respect to the issuance of any Letter of Credit after the Closing Date, each of the conditions required in connection therewith hereunder shall have been satisfied.

10.3.

Inapplicability of Conditions.  None of the conditions precedent set forth in Sections 10.1 or 10.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to the Letter of Credit Issuer pursuant to Section 1.3.7, (ii) each Lender to deposit with Agent such Lender’s Pro Rata share of a Borrowing in accordance with

Section 3.1.2, (iii) each Lender to fund its Pro Rata share of a Revolver Loan to repay outstanding Settlement Loans to Bank as provided in Section 3.1.3(ii), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

10.4.

Limited Waiver of Conditions Precedent.  If Lenders shall make any Loans or otherwise extend any credit to Borrowers under this Agreement or if the Letter of Credit Issuer shall issue a Letter of Credit, in each case at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan or the issuance of such Letter of Credit shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

11.1.

Events of Default.  The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section 12.9 hereof):

11.1.1.  Payment of Obligations.  Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

11.1.2.  Misrepresentations.  Any representation, warranty or other written statement to Agent or any Lender that is made by any Borrower in this Agreement or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

11.1.3.  Breach of Specific Covenants.  (i) Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.2, 6.4, 6.5, 7.1.2, 7.2.1, 7.2.5, 7.2.6, 7.3.1, 7.5.1, 7.6, 9.1.1, 9.1.2(i), (iv) and (viii), 9.1.17, 9.2 or 9.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or (ii) any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section 9.1.3 hereof on the date such Borrower is required to perform, keep or observe such covenant; provided, however, the foregoing shall not constitute an Event of Default so long as Borrowers, as of such date, (a) have Liquidity in an amount greater than 20% of the aggregate Commitments and (b) the breach of such covenant is cured to Agent’s and the Required Lenders’ satisfaction within 3 Business Days after (1) any Senior Officer’s receipt of written notice of any such breach from Agent or (2) any Senior Officer obtaining actual knowledge of any such breach.

11.1.4.  Breach of Other Covenants.  Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Agent’s and the Required Lender’s satisfaction within 15 Business Days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Agent or the date of Borrowers’ Knowledge of such failure or neglect; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15 Business Day period or which is a willful and knowing breach by any Borrower.

11.1.5.  Default Under Security Documents/Other Agreements.  Any Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents and such default shall not have been cured within the applicable grace and cure period, if any, provided in such Other Agreements or Security Documents.

11.1.6.  Other Defaults.  There shall occur any default or event of default on the part of any Borrower or any Subsidiary under any agreement, document or instrument to which such Borrower or such Subsidiary is a party or by which such Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to (i) the Term Loans or (ii) any other Debt (other than the Obligations) in excess of $5,000,000, in each case if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

11.1.7.  Uninsured Losses.  Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $1,000,000; provided, however, the foregoing shall not constitute an Event of Default so long as Borrowers as of the date of the occurrence of any such uninsured loss have Liquidity in an amount at least equal to 20% of the aggregate Commitments plus the amount of such uninsured loss.

11.1.8.  Material Adverse Effect.  There shall occur any event or condition that has a Material Adverse Effect.

11.1.9.  Solvency.  Borrowers, taken as a whole, shall cease to be Solvent.

11.1.10.  Insolvency Proceedings.  Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur:  such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

11.1.11.  Business Disruption; Condemnation.  There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business and such loss or revocation may be reasonably expected to have a Material Adverse Effect; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs for a period which may be reasonably expected to have a Material Adverse Effect; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out of Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Collateral shall be materially impaired through condemnation and, in either case, Borrowers shall not have received compensation.

11.1.12.  Change of Control.  There shall occur a Change of Control with respect to SRC or any other Borrower.

11.1.13.  ERISA.  A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower or any Subsidiary in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower’s or such Subsidiary’s complete or partial withdrawal from such Plan; and any such event may be reasonably expected to have a Material Adverse Effect.

11.1.14.  Challenge to Loan Documents.  Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof.

11.1.15.  Judgment.  One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate $5,000,000 shall be entered against any Borrower or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, the foregoing shall not constitute an Event of Default so long as Borrowers after the satisfaction of any such judgment or judgments have Liquidity in an amount at least equal to 20% of the aggregate Commitments.

11.1.16.  Criminal Forfeiture.  Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

11.1.17.  Status of Debt.  If (i) the Obligations shall at any time fail to constitute “Senior Debt”, “Designated Senior Debt” or any similar designation under and as defined in any agreement or instrument governing any Debt that is subordinated to the Obligations, (ii) the subordination provisions of any agreement or instrument governing any Debt in a principal amount in excess of $1,000,000 that is subordinated to the Obligations shall for any reason (other than as a result of any action or inaction of Agent or any Lender) be revoked or invalidated, or otherwise cease to be in full force and effect, unless such Debt would otherwise be permitted to be incurred as “Senior Debt” at such time (and for purposes of any baskets, shall be deemed to be incurred as such), or any Obligor shall contest in any manner the validity or enforceability thereof, or (iii) any Debt other than the Debt evidenced by this Agreement and/or Bank Product Obligations shall be designated as an “ABL Facility” or any similar designation under and as defined in the Term Loan Documents.

11.2.

Acceleration of the Obligations; Termination of Commitments.  Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

11.2.1.  Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 11.1.10 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

11.2.2.  Upon the occurrence of an Event of Default specified in Section 11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon any Borrower and the Commitments shall automatically terminate with the effects specified in Section 5.2.2 hereof provided, however, that, if Agent or Lenders shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrowers, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

11.3.

Other Remedies.  Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

11.3.1.  All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

11.3.2.  The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

11.3.3.  The right to take immediate possession of any of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Agent for storage thereof).

11.3.4.  The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable.  Each Borrower agrees that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice.  Agent shall have the right to conduct such sales on any Borrower’s or any other Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.  The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations.  If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

11.3.5.  The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

11.3.6.  The right to require Borrowers to deposit with Agent funds equal to the Letter of Credit Outstandings and, if Borrowers fail promptly to make such deposit, Agent may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out of Formula Condition exists or is created thereby).  Any such deposit or advance shall be held by Agent as Cash Collateral to fund future payments with respect to any Letter of Credit Outstandings.  At such time as the Letter of Credit Outstandings have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

Subject to the obtaining of all necessary consents, Agent is hereby irrevocably granted a license or other right to use, without charge, any and all of each Borrower’s Intellectual Property and all of each Borrower’s computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

11.4.

Setoff.  In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and Letter of Credit Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.  Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but no Borrower shall have a claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent.  If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 12.5.

11.5.

Remedies Cumulative; No Waiver.

11.5.1.  All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent or any Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained.  The rights and remedies of Agent and

Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

11.5.2.  The failure or delay of Agent or any Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied.  None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrowers.

11.5.3.  If Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent’s or Lender’s acceptance of such performance by a Borrower or Agent’s or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 12.  AGENT

12.1.

Appointment, Authority and Duties of Agent.

12.1.1.  Each Secured Party hereby irrevocably appoints and designates Bank as Agent to act as herein specified.  Agent may, and each Secured Party irrevocably authorizes Agent to, enter into all Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by any Borrower, for the benefit of Secured Parties and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto.  Each Secured Party agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Secured Parties with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (ii) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by any or all

Borrowers or any other Obligor; (iii) act as collateral agent for Secured Parties for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Secured Party to act as a collateral sub-agent for Agent and the other Secured Parties for purposes of the perfection of all security interests and Liens with respect to a Borrower’s Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Secured Party; (iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Secured Party (or any Lender’s participants).  Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Secured Parties or any other Person for any errors in judgment.

12.1.2.  Agent (which term, as used in this sentence, shall include reference to Agent’s officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent’s Affiliates) shall not:  (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (ii) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default.  The conferral upon Agent of any right hereunder shall not imply a duty on Agent’s part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

12.1.3.  Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it with reasonable care.  Borrowers shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent’s duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, on demand, such Lender’s Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

12.1.4.  The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law.  If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent’s own gross negligence or willful misconduct in connection with any action taken by it.  Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Loan Documents even if such action in Agent’s opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effect as is provided in this Agreement with respect to Agent’s resignation.

12.1.5.  Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders), (ii) copies of the results of any field audits or Inventory Appraisals with respect to Borrowers, and (iii) copies of any Borrowing Base Certificate delivered by Borrowers.  Agent shall have no liability to any Secured Party for any errors in or omissions from any field audit or other examination of Borrower or the Collateral, unless such error or omission was the direct result of Agent’s willful misconduct.

12.2.

Agreements Regarding Collateral.  Secured Parties hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon Full Payment of the Obligations; (ii) which is sold or disposed of in accordance with the terms of this Agreement if Borrowers certify to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) having a value of less than $5,000,000 in the aggregate during any 12 month period; (iv) which constitutes “Term Priority Collateral”, as such term is defined in the Term Loan Documents as in effect on the Closing Date, if required to pursuant to the ABL/Term Loan Intercreditor Agreement; or (v) if approved or ratified by the Required Lenders.  Agent shall, if directed to do so by the Required Lenders, release any Lien upon any Collateral having a value of less than $5,000,000 in the aggregate during any 12 month period.  Except as expressly authorized or required by this Agreement or Applicable Law, Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders or other Secured Parties.  Agent shall have no obligation whatsoever to any of the Secured Parties to assure that any of the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

12.3.

Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Secured Parties.

12.4.

Action Upon Default.  Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from Required Lenders or any or all Borrowers specifying the occurrence and nature of such Default or Event of Default.  If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time.  If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing.  As provided in Section 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it.  Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken.  In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders.  Each Secured Party agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations.  Without limiting the generality of the foregoing, none of Secured Parties may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders.  Notwithstanding anything to the contrary set forth in this Section 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

12.5.

Ratable Sharing.  If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation; provided that no Lender shall set off against any Dominion Account without Agent’s prior consent.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 3.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

12.6.

Indemnification of Agent.

12.6.1.  Each Lender agrees to indemnify and defend Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under Section 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

12.6.2.  Without limiting the generality of the foregoing provisions of this Section 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.3.  Without limiting the generality of the foregoing provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold Agent Indemnitees harmless with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of such amount as any of Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by Agent Indemnitees, including all interest and costs assessed against any of Agent Indemnitees in defending or compromising such action, together with attorneys’ fees and other legal expenses paid or incurred by Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee.  In Agent’s discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

12.7.

Limitation on Responsibilities of Agent.  Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action.  Agent shall not be liable to Secured Parties (or any Lender’s participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent.  Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Secured Party of its obligations under this Agreement or any of the other Loan Documents.  Agent does not make to Secured Parties, and no Secured Party makes to Agent or the other Secured Parties, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor.  Neither Agent nor any of its officers, directors, agents, attorneys or employees shall be responsible to Secured Parties, and no Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to Agent or the other Secured Parties, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor.  Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents.  Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

12.8.

Successor Agent and Co-Agents.

12.8.1.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrowers.  Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $200,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Bank shall be deemed acceptable to Borrowers).  Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 (including the provisions of Section 12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.  Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Bank shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

12.8.2.  It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction.  It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies.  If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them.  Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists.  In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

12.9.

Consents, Amendments and Waivers; Overadvances.

12.9.1.  No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that

(i)

without the prior written consent of Agent no amendment or waiver shall be effective with respect to any provision of any of the Loan Documents (including this Section 12) to the extent such provision relates to the rights, remedies, duties or immunities of Agent;

(ii)

without the prior written consent of the Letter of Credit Issuer, no amendment to the provisions of Sections 1.3 and without the prior written consent of Bank, no amendment to the provisions of Section 3.1.3 shall be effective;

(iii)

without the prior written consent of each affected Lender (including a Defaulting Lender), no amendment, modification or waiver shall be effective that would (a) increase the Commitment of such Lender or (b) reduce the amount of, or waive or delay or extend the time for any payment or repayment of, any principal, interest or fees payable to such Lender;

(iv)

without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 3.2 of this Agreement), (a) no amendment, modification or waiver shall be effective that would alter the provisions of Sections 4.6, 4.7 or 12.9.1, (b) no amendment, modification or waiver shall be effective that would amend (1) the definitions of “Pro Rata” or “Required Lenders,” or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders or (2) the definition of “Borrowing Base” (and the other defined terms used in such definition) if the effect would be to increase the amount of Availability, (c) no amendment, modification or waiver shall be effective that would increase any advance rate above the levels in effect on the Closing Date, (d) no amendment, modification or waiver shall be effective that would subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (e) no amendment, modification or waiver shall be effective that would release any Obligor from liability for any of the Obligations, or (f) no amendment, modification or waiver shall be effective that would release all or substantially all of the Collateral; and

(v)

Schedule 2 may be amended or supplemented from time to time in accordance with the definition of “Specified Account Debtor”.

No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 12.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement.  The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

12.9.2.  In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrowers or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto.  No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

12.9.3.  Agent may require Lenders to honor requests by Borrowers for Out of Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out of Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out of Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out of Formula Condition exists for at least 15 consecutive days before another Out of Formula Condition exists (provided, however, there shall not be more than four (4) of such 15 day Out of Formula Condition periods during any Fiscal Year), (ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate Commitments at such time, and (iii) the Out of Formula Condition (including the Out of Formula Condition after the making of any such Revolver Loan pursuant to this Section 12.9.3) is not known by Agent at the time in question to exceed $10,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out of Formula Condition not previously known by it to exist, Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out of Formula Condition is not increased by more than $2,500,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days.  Notwithstanding the foregoing, the sum of (I) the aggregate amount of Out of Formula Loans plus (II) the aggregate amount of Protective Advances made pursuant to Section 12.9.4 then outstanding, shall not exceed an aggregate amount equal to 10% of the Borrowing Base.  In no event shall Borrowers or any other Obligor be deemed to be a beneficiary of this Section 12.9.3 or authorized to enforce any of the provisions of this Section 12.9.3.  Required Lenders may at any time revoke Agent’s authority to make further Out of Formula Loans by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Out of Formula Loan is appropriate shall be conclusive.

12.9.4.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 10 are not satisfied, to make Base Rate Loans (“Protective Advances”) (i) up to an aggregate amount of 10% of the Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (ii) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Notwithstanding the foregoing, the sum of (I) the aggregate amount of Protective Advances plus (II) the aggregate amount of Out of Formula Loans made pursuant to Section 12.9.3 then outstanding, shall not exceed an aggregate amount equal to 10% of the Borrowing Base.  Notwithstanding anything herein to the contrary, each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

12.10.

Due Diligence and Non-Reliance.  Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the Letter of Credit Outstandings pursuant to Section 1.3.7 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent.  Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents.  Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents.  Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.11.

Representations and Warranties of Lenders.  By its execution of this Agreement, each Lender hereby represents and warrants to each Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

12.12.

The Required Lenders.  As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein.  Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

12.13.

Several Obligations.  The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder.  Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

12.14.

Agent in its Individual Capacity.  With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender.  Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower or any other Obligor, or any affiliate of a Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders.

12.15.

Third Party Beneficiaries.  This Section 12 is not intended to confer any rights or benefits upon any Borrower or any other Person except Lenders and Agent, and no Person (including any or all Borrowers) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 12 except as expressly provided in Section 12.17 hereof.  As between Borrowers and Agent, any action that Agent may take or purport to take on behalf of

Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

12.16.

Notice of Transfer.  Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

12.17.

Replacement of Certain Lenders.  If a Lender (“Affected Lender”) (i) is a Defaulting Lender, (ii) shall have requested compensation from Borrowers under Section 2.7.1 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), (iii) shall have delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, or (iv) fails to give its consent to any amendment, waiver or action for which consent of all Lenders or each Lender affected thereby was required and Required Lenders consented, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may, within 120 days after such event, make written demand on such Affected Lender (with a copy to Agent in the case of a demand by a Borrower and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender’s rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 13 hereof.  Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand.  The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon and any fees owed to such Lender through the date of such assignment.  Upon the replacement of any Affected Lender pursuant to this Section 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in Letter of Credit Outstandings.

12.18.

Remittance of Payments and Collections.

12.18.1.  All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 12:00 noon on such Business Day, then payment shall be made by

12:00 noon on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent’s receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

12.18.2.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans.  In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 3.2.

12.18.3.  If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount.  If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

12.19.

Bank Product Providers.  Each Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 4.6 and this Section 12.  Each Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Bank Product Obligations.  Except as otherwise expressly set forth herein or in any Security Document, no Bank Product Provider shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, Agent shall not be required to calculate the amount or verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations, nor shall Agent have any knowledge thereof unless Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Agent may request, from the applicable Bank Product Provider, as the case may be.  On the last Business Day of each March, June, September and December (or at the end of each month, if requested by Agent), each Bank Product Provider shall deliver to Agent written notice setting forth a reasonably detailed calculation of the liabilities and obligations of the Obligors in respect of each Bank Product (and, with respect to any Hedging Agreement, the mark-to-market exposure thereunder) of such Bank Product Provider at such time.

12.20.

Intercreditor Agreement.  Each Lender (a) consents to the subordination of Liens provided for in the ABL/Term Loan Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Term Loan Intercreditor Agreement, (c) authorizes and instructs Agent to enter into the ABL/Term Loan Intercreditor Agreement as Agent on behalf of such holder of Obligations, (d) acknowledges (or is deemed to acknowledge) that a copy of the ABL/Term Loan Intercreditor Agreement was delivered, or made available, to such Lender and that such Lender reviewed the ABL/Term Loan Intercreditor Agreement and (e) authorizes and instructs Agent to enter into amendments, restatements, amendments and restatements of, or to supplement or otherwise modify the ABL/Term Loan Intercreditor Agreement with the consent of the Required Lenders or enter into one or more other intercreditor agreements having terms reasonably satisfactory to Agent and either in form and substance substantially similar to the existing ABL/Term Loan Intercreditor Agreement or reasonably satisfactory to the Required Lenders, from time to time, in connection with the incurrence of Refinancing Debt in respect of the Term Loans.

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof.  Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent.  Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2.

Participations.

13.2.1.  Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders.

13.2.2.  Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability any Borrower or releases any substantial portion of any of the Collateral.

13.2.3.  Participant Register.  Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and Letter of Credit Outstandings.  Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary.  No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4.  Benefit of Set-Off.  Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.4 hereof with respect to the amount of participating interests sold to each Participant.  Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.5 hereof as if each Participant were a Lender.

13.2.5.  Notices.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any other Lender.  Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

13.3.

Assignments.

13.3.1.  Permitted Assignments.  Subject to its giving at least 2 Business Days notice to Agent and Borrowers, any Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender’s rights and obligations under the Loan Documents with respect to the Loans and the Letter of Credit Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its sole discretion) and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender’s rights and obligations under the Loan Documents or an assignment by a Lender to another Lender, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000 (unless otherwise agreed by Agent in its sole discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  The consent of Borrowers (except upon and during the continuance of an Event of Default) and Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee that is not a Lender or an Affiliate of a Lender (such consent of Borrowers and Agent not to be unreasonably withheld or delayed).  Nothing contained herein shall limit in any way the right of Lenders to assign all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrowers to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrowers’ obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.  Effect; Effective Date.  Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as Exhibit H hereto, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment.  On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee.  Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 13.3.2, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.  If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

13.3.3.  Dissemination of Information.  Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”), and any prospective Transferee, any and all information in Agent’s or such Lender’s possession concerning each Borrower, the Subsidiaries of each Borrower or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

13.3.4.  Certain Assignees.  No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.5.  Register.  Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and Letter of Credit Outstandings owing to, each Lender.  Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each lender recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations.  The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice

13.4.

Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.10 hereof.

SECTION 14.  MISCELLANEOUS

14.1.

Power of Attorney.  Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent in fact) and Agent, or Agent’s designee, may, without notice to such Borrower and in either such Borrower’s or Agent’s name, but at the cost and expense of Borrowers:

14.1.1.  At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Borrower’s name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent’s control.

14.1.2.  At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower’s stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of such Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic’s Liens or assignments or releases of mechanic’s Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker’s acceptance of which such Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Agent’s determination, to fulfill such Borrower’s obligations under this Agreement.

14.2.

General Indemnity.  Each Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any third party Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other Loan Documents or the issuance of any Letter of Credit, the performance by Agent or Lenders or Letter of Credit Issuer of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents or in connection with the issuance of any Letter of Credit, or as a result of any Borrower’s failure to observe, perform or discharge any of its duties hereunder.  Each Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to or with respect to any transactions entered into pursuant to this Agreement or Agent’s Lien upon the Collateral.  Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances.  Additionally, if any Taxes (excluding any Excluded Tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents or the issuance of any Letter of Credit, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent, Letter of Credit Issuer and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith.  The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

14.3.

Survival of All Indemnities.  Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by such Borrower to Agent Indemnitees or Lender Indemnitees or by any Lender to any Agent Indemnitees, shall survive the Full Payment of the Obligations and the termination of any of the Commitments.

14.4.

Modification of Agreement.  This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Agent and Lenders (or, where otherwise expressly allowed by Section 12 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment of any of the provisions of Sections 1.3.7, 4.6 or 12 (other than Section 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

14.5.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.6.

Cumulative Effect; Conflict of Terms.  The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement.  Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement.  Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

14.7.

Execution in Counterparts.  This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.8.

Consent.  Whenever Agent’s, Lenders’ or Required Lenders’ consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

14.9.

Notices and Communications.

14.9.1.  Notice Address.  Subject to Section 3.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given as follows:

If to any Borrower:

The Standard Register Company
600 Albany Street
Dayton, Ohio 45417
Attention:  Robert M. Ginnan, Chief Financial Officer
Telecopier No.:  (937) 221-1995

If to Agent or Letter of Credit Issuer:

Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attention:  Andrew Doherty or current account manager
Telecopier No.:  (404) 607-3277

If to any Lender:

To the address set forth on Schedule 14.9 hereto (or in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance).

Each such notice or other communication shall be effective only (i) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (ii) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (iii) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Sections 1.3, 2.1.2, 3.1 or 5.2.2 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by SRC shall be deemed received by all Borrowers.

14.9.2.  Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 9.1.3, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 3.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.9.3.  Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.

14.10.

Performance of Borrowers’ Obligations.  If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for Borrowers’ account and at Borrowers’ expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Loan Documents or otherwise lawfully requested by Agent to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Agent’s Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, or any other Lien upon or with respect to any of the Collateral.  All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

14.11.

Credit Inquiries.  Each Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any Subsidiaries.

14.12.

Time of Essence.  Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

14.13.

Indulgences Not Waivers.  Agent’s or any Lender’s failure at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

14.14.

Entire Agreement; Appendix A, Exhibits and Schedules.  This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.  Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

14.15.

Interpretation.  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

14.16.

Obligations of Lenders Several.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender.  Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

14.17.

Confidentiality.  Agent and Lenders each agrees to (i) keep any proprietary, nonpublic and/or confidential information that is delivered or made available by Borrowers to it (and that is either marked confidential or that a reasonable person at the time of disclosure would assume, under the circumstances to be confidential), including information made available to Agent or any Lender in connection with a visit or investigation by any Person contemplated in Section 9.1.1 hereof, confidential from any Person other than their respective Affiliates and individuals employed or retained by Agent or such Lender (including any of their respective legal counsel, auditors or other professional advisors) who are engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral or in connection with any other debt or securities offering or any financial accommodation for Borrowers or any of their Affiliates and (ii) use such proprietary, nonpublic and/or confidential information of Borrowers only for the purpose of evaluating, appraising, structuring, administering, enforcing or otherwise giving professional advice with respect to any of the Loans or Collateral or in connection with any other debt or securities offering or any financial accommodation for Borrowers or any of their Affiliates, and for no other purpose; provided, however, that nothing herein shall prevent Agent or any Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant, (ii) pursuant the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender’s rights hereunder so long as such Transferee has agreed in writing to be bound by the provisions of this Section, and (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender.  Agent and Lenders shall each be responsible for (i) any failure by any of its Affiliates and/or individuals employed or retained by it to treat any proprietary, nonpublic and/or confidential information of Borrowers confidentially and in accordance with this Agreement, and (ii) the use by any of its Affiliates and/or individuals employed or retained by it of any such proprietary, nonpublic and/or confidential information of Borrowers for any purpose other than the purposes permitted by this Section 14.17.

14.18.

Governing Law; Consent to Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Agent’s Lien upon such Collateral and the enforcement of Agent’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of New York.  As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrowers, any Lender or Agent, each Borrower hereby consents and agrees that the state courts for the State of New York, or, at Agent’s option, the United States District Court for the Southern District of New York, shall have jurisdiction to hear and determine any claims or disputes among Borrowers, Agent and Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement.  Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and each Borrower hereby waives any objection that such Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court.  Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such Borrower’s actual receipt thereof or three (3) days after deposit in the U.S.  mails, proper postage prepaid.  Nothing in this Agreement shall be deemed or operate to affect the right of Agent to serve legal process in any other manner permitted by law, or to preclude the enforcement by Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.19.

Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, notice of protest, notice of default (except as required by the Loan Documents), and notices of non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent’s remedies; (iv) the benefit of all valuation and appraisement laws; (v) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (vi) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent’s and Lender’s entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with Borrowers.  Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

14.20.

Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.  Borrowers shall, promptly upon request,  provide all documentation and other information as Agent, Letter of Credit Issuer or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.21.

Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Loan Agreement, as amended, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any debt or other obligations owing to the Lenders or Agent under the Existing Loan Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Loan Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the credit facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Loan Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder.  On the Closing Date, all outstanding loans under the Existing Loan Agreement made by any Existing Lender shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Existing Loan Agreement) of such Exiting Lender shall be terminated.

14.22.

Excess Cash Flow Payments.  The parties hereto acknowledge that a mandatory prepayment with respect to Excess Cash Flow (as defined in the First Lien Term Loan Credit Agreement) may be required under the First Lien Term Loan Credit Agreement notwithstanding the prohibition of such mandatory prepayment under Section 9.2.14(ii)(d), and the making of such mandatory prepayment during any time such prohibition is in effect would result in an Event of Default under this Agreement, and the failure to make such mandatory prepayment as required under the First Lien Term Loan Credit Agreement may result in an event of default under the First Lien Term Loan Credit Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

BORROWERS:

THE STANDARD REGISTER COMPANY

By:  /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President and Chief Financial Officer

STANDARD REGISTER INTERNATIONAL, INC.

By: /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President

STANDARD REGISTER TECHNOLOGIES, INC.

By:  /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President

IMEDCONSENT, LLC

By: /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President

[Loan and Security Agreement – Standard Register]

WORKFLOWONE LLC

By: THE STANDARD REGISTER
COMPANY,  as its sole member

By:  /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President and Chief Executive Officer

WORKFLOWONE OF PUERTO RICO INC.

By:  /s/ Joseph P. Morgan
Name: Joseph P. Morgan, Jr.
Title: President

[Loan and Security Agreement – Standard Register]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:  /s/ Andrew A. Doherty
Name: Andrew A. Doherty
Title: Senior Vice President

[Loan and Security Agreement – Standard Register]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

By:  /s/ Kevin Cox
Name: Kevin Cox
Title: Director

[Loan and Security Agreement – Standard Register]

APPENDIX A

GENERAL DEFINITIONS

When used in the Amended and Restated Loan and Security Agreement dated August 1, 2013 (as at any time amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among THE STANDARD REGISTER COMPANY, an Ohio corporation (“SRC”), STANDARD REGISTER INTERNATIONAL, INC., an Ohio corporation (“SRI”), STANDARD REGISTER TECHNOLOGIES, INC., an Ohio corporation (“SRT”), IMEDCONSENT, LLC, a Delaware limited liability company (“iMed”), WORKFLOWONE LLC, a Delaware corporation (“Workflow”) and WORKFLOWONE OF PUERTO RICO INC (“Workflow PR”; and together with SRC, SRI, SRT, iMed and Workflow, each a “Borrower” and collectively, “Borrowers”), each financial institution listed on the signature pages attached thereto and its successors and assigns which become “Lenders” as provided therein (such financial institutions and their respective successors and assigns referred to collectively herein as “Lenders” and individually as a “Lender”), and BANK OF AMERICA, N.A. (“Agent”), in its capacity as collateral and administrative agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

ABL Priority Collateral - “ABL Priority Collateral”, as such term is defined in the ABL/Term Loan Intercreditor Agreement.

ABL/Term Loan Intercreditor Agreement - that certain Intercreditor Agreement dated as of the Closing Date by and among Agent, the Term Loan Agents, the designated term loan agent, the Obligors and the other parties from time to time party thereto, in form and substance satisfactory in all respects to Agent, as such agreement may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

Account Debtor - any Person who is or may become obligated under or on account of an Account.

Accounts - as defined in the UCC, including all of a Borrower’s now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

Accounts Formula Amount - on any date of determination thereof for the applicable calculation period, an amount equal to 85% of the Value of Eligible Billed Accounts on such date plus 85% of the Value of Eligible Unbilled Accounts; provided that (a) in each case, such percentage shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5%, (b) the Value of Eligible Unbilled Accounts in any calculation of the Borrowing Base shall not exceed the lesser of (i) $37,500,000 or (ii) 33.3% of the Value of the Eligible Billed Accounts included in the Borrowing Base for the immediately preceding month (or other then applicable calculation period) and (c)(i) the Value of Eligible Billed Accounts consisting of Undocumented Invoice & Storage Accounts that are added to the Borrowing Base in any calendar month shall not exceed $6,000,000, (ii) the Value of Eligible

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Billed Accounts consisting of Undocumented Invoice & Storage Accounts that are added to the Borrowing Base at any one time shall not exceed $18,000,000 and (iii) all Undocumented Invoice & Storage Accounts added to the Borrowing Base in any prior calendar months having a Value in excess of $6,000,000 shall be removed from the Borrowing Base after a period of 90 days following the inclusion thereof.

Acquisition - any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (iii) a merger or consolidation or any other combination with another Person (other than with a Person that is a Subsidiary); provided that a Borrower is the surviving entity.

Activation Event - (i) with respect to Section 2.2.3, any date Liquidity falls below the greater of 15% of the aggregate Commitments or $15,000,000, (ii) with respect to Sections 4.2.1, 4.3.1, 4.7, 6.2.1, 7.2.1, 7.2.5, 7.6, 9.1.3(iv), and 9.2.11, (a) any date on which Liquidity falls below the greater of 15% of the aggregate Commitments or $15,000,000 (any such event, a “Liquidity Event (15%)”) or (b) any date on which an Event of Default occurs, (iii) with respect to Section 9.3, (a) any date on which Liquidity falls below the greater of 12.5% of the aggregate Commitments or $12,500,000 (any such event, a “Liquidity Event (12.5%)”) or (b) any date on which an Event of Default occurs.

Activation Period - (i) with respect to Section 2.2.3, a period of time commencing on an Activation Event relating to any such Section and terminating on the last day of the first 90-day consecutive period thereafter during which Liquidity is not less than the greater of 15% of the aggregate Commitments or $15,000,000 on each date during such period, (ii) with respect to Sections 4.2.1, 4.3.1, 4.7, 6.2.1, 7.2.1, 7.2.5, 7.6, 9.1.3(iv), and 9.2.11, a period of time commencing on an Activation Event relating to any such Sections and terminating on (a) if such Activation Event occurred as a result of a Liquidity Event (15%), the last day of the first 90-day consecutive period thereafter during which Liquidity is not less than the greater of 15% of the aggregate Commitments or $15,000,000 on each date during such period, and (b) if such Activation Event occurred as a result of the occurrence of an Event of Default, the first date on which such Event of Default shall have been cured or waived to the satisfaction of the Required Lenders, (iii) with respect to Section 9.3, a period of time commencing on an Activation Event relating to any such Sections and terminating on (a) if such Activation Event occurred as a result of a Liquidity Event (12.5%), the last day of first 30-day consecutive period thereafter during which Liquidity is not less than the greater of 12.5% of the aggregate Commitments or $12,500,000 on each date during such period, and (b) if such Activation Event occurred as a result of the occurrence of an Event of Default, the first date on which such Event of Default shall have been cured or waived to the satisfaction of the Required Lenders.  Once an Activation Period is terminated with respect to a particular Section, a subsequent Activation Period shall commence upon the first Activation Event relating to such Section to occur after such termination.

Adjusted Net Earnings - with respect to any fiscal period, means the net earnings (or loss) for such fiscal period of Borrowers, all as reflected on the financial statement of Borrowers supplied to Lenders pursuant to Section 9.1.3 hereof, but excluding: (i) any income or loss

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arising from the sale of capital assets; (ii) any income arising from any write-up of assets during such period; (iii) income or loss of any Subsidiary accrued prior to the date it was acquired by a Borrower; (iv) income or loss of any Person, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such Person prior to the date of such acquisition; (v) income or loss of any entity (other than a Subsidiary of a Borrower) in which a Borrower has an ownership interest unless such income has actually been received by a Borrower in the form of cash Distributions or, in the case of a loss, such loss has resulted in a cash payment by a Borrower but only to the extent of such payment; (vi) any portion of the income of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower; (vii) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain or loss arising from the acquisition of any Securities of a Borrower; (ix) any gain or loss arising from extraordinary or non recurring items; and (x) the non-cash effects of adjustments in SRC’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions, all as determined in accordance with GAAP.  Notwithstanding the foregoing, for purposes of calculating Adjusted Net Earnings, Inventory shall be accounted for on a first in, first out basis.

Affiliate - a Person (other than a Subsidiary):  (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person.  For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.  Except that, with respect to SRC, the applicable percentage for determining this status shall be 20%, not 10%.

Agent Indemnitees - Agent in its capacity as collateral and administrative agent for the Lenders under the Loan Documents and all of Agent’s present and future officers, directors, employees, agents and attorneys.

Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

Anti-Terrorism Laws – any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

Applicable Margin - a percentage equal to 1.00% with respect to Revolver Loans that are Base Rate Loans, 2.00% with respect to Revolver Loans that are LIBOR Loans,  and 2.00% with

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respect to the Letter of Credit Fee Percentage, provided that, commencing on September 30, 2013 the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased in accordance with the following pricing grid (based upon the Average Quarterly Liquidity for such Fiscal Quarter as set forth in the certificate for such Fiscal Quarter delivered in accordance with Section 9.1.3(iv)):

		Applicable Margin
Level	Average Quarterly Liquidity	Revolver Loans		Letter of Credit Fee Percentage
		Base Rate	LIBOR
I	≤ $40,000,000	1.25%	2.25%	2.25%
II	> $40,000,000 but ≤ $80,000,000	1.00%	2.00%	2.00%
III	> $80,000,000	0.75%	1.75%	1.75%

Thereafter, the Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the average amount of Liquidity of Borrowers for each Fiscal Quarter.  Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first day of each Fiscal Quarter and shall be based upon the Average Quarterly Liquidity for the prior Fiscal Quarter as set forth in the certificate delivered for such quarter pursuant to Section 9.1.3(iv).  If Agent has not received a certificate from Borrowers setting forth the average amount of Liquidity for any Fiscal Quarter within the time period specified by Section 9.1.3(iv), the Applicable Margin shall be determined at Level I until such time as such certificate is received for such Fiscal Quarter and any Default resulting from a failure to timely deliver such certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate at any time that an Event of Default exists.

Applicable Unused Commitment Margin – for any Fiscal Quarter, the rate per annum set forth below opposite the applicable level of Unused Commitments:

Level	Unused Commitments	Applicable Unused Commitment Margin
I	≥ 50% of the aggregate amount of all Commitments	0.375%
II	< 50% of the aggregate amount of all Commitments	0.250%

The Applicable Unused Commitment Margin, as set forth in the table above, shall be determined on the first day of each Fiscal Quarter, according to the level of Unused Commitments then in effect (calculated for the preceding Fiscal Quarter).

Approved Insurer – any independent insurer with a minimum general policyholder rating of “A” and a minimum financial rating of “7” published in Best’s Key Rating Guide and/or

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Best’s Insurance Reports issued by the A. M. Best Company or any successor nationally recognized rating organization.

Arranger – as defined in Section 9.1.3.

Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of Exhibit G or otherwise satisfactory to Agent.

Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers and any outstanding Settlement Loans) is subtracted from the Borrowing Base on such date.  If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication):  (i) the Inventory Reserve; (ii) the Letter of Credit Reserve; (iii) the Bank Product Reserve; (iv) the Rent and Charges Reserve; and (v) such additional reserves as Agent in its reasonable credit judgment may elect to impose from time to time.

Average Quarterly Liquidity - for any Fiscal Quarter, an amount equal to the sum of the actual amount of Liquidity on each day during such Fiscal Quarter, as determined by Agent, divided by the number of days in such Fiscal Quarter.

Average Revolver Loan Balance – for any Fiscal Quarter, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and Letter of Credit Outstandings at the end of each day during such Fiscal Quarter and by dividing such sum by the number of days in such Fiscal Quarter.

Bank – Bank of America, N.A.

Bank Product - any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (i) Cash Management Services; (ii) products under Hedge Agreements; (iii) commercial credit card and merchant card services; (iv) credit cards, debit cards and purchase cards; and (v) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Obligations - Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Subsidiary to a Bank Product Provider; provided, that Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Bank Product Provider - (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within

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10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.19.

Bank Product Reserve - as of any date of determination, the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Obligations.

Bankruptcy Code - title 11 of the United States Code.

Base Rate - for any day, a per annum rate equal to the greater of (i) the Prime Rate for such day; (ii) the Federal Funds Rate for such day, plus 0.50%; or (iii) the LIBOR Rate for a one month interest period as determined on such day, plus 1.00%.

Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrower Materials – as defined in Section 9.1.3.

Borrowers’ Knowledge – the knowledge of the Chief Financial Officer, Chief Executive Officer, Corporate Controller, or Senior Manager of Treasury Operations of each Borrower.

Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Bank in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

Borrowing Base - on any date of determination thereof, an amount equal to the lesser of:  (i) the aggregate amount of the Commitments on such date minus the Letter of Credit Outstandings on such date, or (ii) an amount equal to (a) the sum of the Accounts Formula Amount on such date plus (b) the Inventory Formula Amount, minus in each of clauses (i) and (ii), the Availability Reserve on such date.

Borrowing Base Certificate - a certificate, in the form attached as Exhibit O, by which Borrowers shall certify to Agent and Lenders, with such frequency as set forth in Section 7.6, the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.

Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of New York or North Carolina or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a

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useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders to Cash Collateralize the Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent’s name and subject to a Lien in favor of Agent.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (i) with respect to Letter of Credit Outstandings, 105% of the aggregate Letter of Credit Outstandings, and (b) with respect to any inchoate, contingent or other Obligations (including Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder.

Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by Bank or any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank described in clause (ii) above; and (iv) commercial paper issued by Bank or having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof.

Cash Management Services - any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and its implementing regulations.

Change in Law - the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance

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or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control - the occurrence of any of the following events after the date of the Agreement: (a) any Person or group shall own beneficially (as defined in Rule 13d-3 of the SEC under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of SRC (other than an ownership by any Person or group who beneficially own in excess of 30% of the aggregate Voting Power of SRC on the date hereof); (b) any “Change of Control,” “Change in Control” or similar event or circumstance, however defined or designated, under the Term Loan Credit Agreements or under any other agreement or document governing any Debt with an aggregate principal amount in excess of $5,000,000 shall occur; (c) the first day on which a majority of the members of the Board of Directors of SRC are not Continuing Directors; or (d) the sale of all, or substantially all, the assets of the Borrowers (on a consolidated basis) to any other Persons.

Chattel Paper - shall have the meaning given to “chattel paper” in the UCC to the extent such meaning relates to Inventory or Accounts.

Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’, accountants’, consultants’ or paralegals’ fees and expenses and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto

Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loans are made under the Agreement.

Code – the Internal Revenue Code of 1986.

Collateral - all of the Property and interests in Property in which a security interest is granted in Sections 6.1 and 6.2 of the Agreement and all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations.

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Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in Letter of Credit Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Commitment” on Schedule 1 hereto or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and “Commitments” means the aggregate principal amount of the Commitments of all Lenders, the maximum amount of which shall be $125,000,000, as reduced from time to time pursuant to Section 1.1.5.

Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Original Term; (ii) the date on which a Borrower terminates the Commitments pursuant to Section 5.2 of the Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to Section 11.2 of the Agreement.

Commodity Exchange Act - the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as Exhibit E to, the Agreement, and the supporting schedules to be annexed thereto.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take or pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to

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the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

Continuing Director - at any date, an individual (a) who is a member of the Board of Directors of SRC on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the twelve preceding months, or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interests having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

Debt - as applied to a Person means, without duplication:  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; (iv) in the case of Borrowers (without duplication), the Obligations; (v) all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person; (vi) net obligations of such Person under any Hedging Agreement; (vii) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person) (excluding trade accounts payable in the Ordinary Course of Business and not outstanding for more than 120 days after such payable was due unless, if such payable is outstanding more than 120 days after such payable was due, they are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted) of the date of purchase of such goods and services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to Property used or acquired by such Person), and indebtedness secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by such Person or is limited in recourse; (viii) obligations arising under Synthetic Leases; (ix) all Disqualified Equity Interests of such Person; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person.  The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

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Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - on any date, a fluctuating rate per annum which is equal to (i) the Base Rate in effect for such date plus the Applicable Margin plus 2.0% with respect to the principal amount of the Obligations bearing interest as a Base Rate Loan and (ii) the applicable LIBOR Rate in effect on such date for each LIBOR Loan outstanding plus the Applicable Margin plus 2.0%.

Defaulting Lender – any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Designated Jurisdiction - any country or territory that is the subject of any Sanction.

Deposit Accounts - all of a Person’s demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

Dilution Percent - the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Disqualified Equity Interests - any Equity Interests which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable), in each case, prior to the date that is ninety-one (91) days after the Commitment Termination Date, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, prior to the date that is ninety-one (91) days after the Commitment Termination Date, except as a result of a change in control or an asset sale or the death, disability, retirement, severance or termination of employment or service of a holder who is an

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employee or director of Holdco or a Subsidiary, in each case so long as any such right of the holder (1) is not effective during the continuance of an Event of Default and is not effective to the extent that such redemption would result in a Default or an Event of Default or (2) is subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable, (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the Commitment Termination Date, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Commitment Termination Date; provided that if such Equity Interests are issued to any plan for the benefit of employees of the Borrowers or their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute a Disqualified Equity Interests solely because they may be required to be repurchased by the Borrowers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

Document - shall have the meaning given to “document” in the UCC to the extent such meaning relates to Inventory.

Documented Invoice & Storage Accounts - Invoice & Storage Accounts for which (a) a bill-and-hold agreement has been executed and delivered to Agent by the applicable Borrower and the Account Debtor, in form and substance satisfactory to Agent or (b) the related underlying storage agreement between the applicable Borrower and the Account Debtor is acceptable to Agent.

Dollars and the sign $ - lawful money of the United States of America.

Domestic Subsidiary - a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States or the District of Columbia.

Dominion Account – one or more Deposit Accounts established by Borrowers at Bank or another Lender or another bank acceptable to Agent, into which the proceeds from any Collateral may be collected or concentrated from time to time and over which Agent has exclusive control for withdrawal purposes.

EBITDA – for any fiscal period of Borrowers, an amount equal to the sum for such fiscal period (without duplication) of (i) Adjusted Net Earnings, plus (ii) provision for taxes based on income and franchise taxes, to the extent deducted in the calculation of Adjusted Net Earnings, plus (iii) interest expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus (iv) depreciation and amortization expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus (v) non-cash stock compensation expenses, to the extent deducted in

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the calculation of Adjusted Net Earnings, plus (vi) qualified pension and post-retirement benefit expenses, to the extent deducted in the calculation of Adjusted Net Earnings, plus (vii)  restructuring and integration expenses and charges, to the extent deducted in the calculation of Adjusted Net Earnings,, plus (viii) extraordinary or non-recurring non-cash losses, to the extent deducted in the calculation of Adjusted Net Earnings, plus (ix) charges, costs, fees and expenses associated with the Transactions, to the extent deducted in the calculation of Adjusted Net Earnings,  minus (x) extraordinary or non-recurring non-cash gains, to the extent added in the calculation of Adjusted Net Earnings, minus (xi) cash payments made in such period (such cash payments, “Cash Restructuring/Integration Payments”) in respect of restructuring and integration expenses or charges that have been deducted in the calculation of Adjusted Net Earnings in such fiscal period or in a prior fiscal period, to the extent such Cash Restructuring/Integration Payments exceed 5% of EBITDA  in such fiscal period (prior to giving effect to any addbacks pursuant to clause (vii) above).

Eligible Account - an Account which arises in the Ordinary Course of Business of a Borrower’s business from the sale of goods or rendition of services, is payable in Dollars, is subject to Agent’s duly perfected Lien, and is deemed by Agent, in its reasonable credit judgment, to be an Eligible Account.  Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:  (i) it arises out of a sale made or services rendered by a Borrower to a Subsidiary or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (ii) (A) for any Account, other than an Account of a Specified Account Debtor, it is due or unpaid more than 90 days after the original invoice date, or (B) for any Account of a Specified Account Debtor, it is due or unpaid more than 120 days after the original invoice date; provided that all such Accounts  of a Specified Account Debtor due or unpaid more than 90 days but less than 120 days after the original invoice date shall not to exceed $4,000,000 at any time; (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate amount of all Eligible Accounts, in each case to the extent of such excess; (v) any covenant, representation or warranty contained in this Agreement has been breached; (vi) the Account Debtor is also a Borrower’s creditor (other than the Lenders) or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of any such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (vii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (viii) the invoice relating thereto is sent to a location outside the United States of America, Puerto Rico or Canada; (ix) it arises from a sale to the Account Debtor on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis (other than Invoice & Storage Accounts); (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless (A) Borrowers have complied with all federal assignment of claims laws with respect thereto or (B) the aggregate amount of such Accounts which Borrowers have not complied with such laws shall not exceed $5,000,000 at any time; provided that if Liquidity is less than 20% of the aggregate

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Commitments at any time, Borrowers shall immediately comply with all federal assignment of claims laws with respect to such Accounts in order for such Accounts to be Eligible Accounts; (xi) the Account Debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in such state for the then current year; (xii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiii) the Account is subject to a Lien other than a Permitted Lien; (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale or a final rendition of services (other than Invoice & Storage Accounts); (xv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvi) the Account represents a progress billing or a retainage (other than Invoice & Storage Accounts); (xvii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances granted by any Borrower for prompt payment or otherwise made in the Ordinary Course of Business and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xviii) the Account is an Account acquired pursuant to an Acquisition unless Agent has completed a field audit and examination with respect to such Account and has satisfied itself that such Account should be treated as an Eligible Account; (xix) a performance bond supports the obligations of a Borrower with respect to an Account (other than performance bonds supported by a Letter of Credit); or (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

Eligible Assignee - a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) a financial institution approved by SRC (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent that extends revolving credit facilities of this type in its ordinary course of business; and (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Billed Accounts – all Eligible Accounts other than Eligible Unbilled Accounts.

Eligible Cash - up to $2,500,000 in the aggregate of cash balances on deposit in a segregated account with Bank (other than the Dominion Account) subject to a first priority perfected security interest in favor of Agent and subject to withdrawal rights only upon the consent of Agent.

Eligible Inventory - Inventory owned by a Borrower that Agent, in its reasonable credit judgment, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (i) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, shipping labels, samples, display items, bags, replacement parts

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or manufacturing supplies; (ii) is not held on consignment (other than consigned Inventory for which Required Consignee Documentation has been delivered to Agent; provided that the amount of all such consigned Inventory that may be included as Eligible Inventory shall not exceed $3,000,000 in the aggregate at any time) nor subject to any deposit or downpayment; (iii) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (iv) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (v) meets all standards imposed by any Governmental Authority, has not been acquired from an entity subject to Sanctions or any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (vi) conforms with the covenants and representations herein; (vii) is subject to Agent’s duly perfected, first priority Lien, and no other Lien; (viii) is within the continental United States, Puerto Rico or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (ix) is not subject to any warehouse receipt or negotiable Document; (x) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (xi) to the extent the manufacture, sale, distribution or disposition of such Inventory is in any manner governed by or subject to a License Agreement, such License Agreement in full force and effect; and (xii) is not subject to any License Agreement or other arrangement that restricts Agent’s right to manufacture, sell, distribute or otherwise dispose of such Inventory unless (A) the customer with respect to such Inventory is contractually obligated to purchase such Inventory or (B) the aggregate amount of Inventory that is subject to such License Agreement or other arrangement does not exceed $1,000,000 at any time.

Eligible Unbilled Accounts – Eligible Accounts which (i) have been earned by a Borrower’s shipment of goods to an Account Debtor and which are accrued on a Borrower’s books and records but which have not been billed by such Borrower (provided that such Borrower retains the right to bill the applicable Account Debtor at any time, to the extent it is permitted to do so pursuant to the underlying customer agreement), (ii) are evidenced by a purchase order from the Account Debtor, (iii) are reflected on such Borrower’s books and records in form reasonably satisfactory to Agent, (iv) remain unbilled for no longer than the earlier of (a) 30 days after the date on which the Borrower’s right to payment under such Eligible Accounts was earned or (b) 30 days after the date on which such Eligible Accounts were first included in the Borrowing Base, and (v) Agent determines to be Eligible Unbilled Accounts in its reasonable credit judgment.

Enforcement Action – any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Agreement - each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws - all federal, state and local laws, rules, regulations, codes and ordinances, and all programs, permits, guidance documents promulgated by regulatory agencies,

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orders and consent decrees having the force of law, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

Equipment - all of Borrower’s machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

Event of Default - as defined in Section 11 of the Agreement.

Excluded Deposit Account – collectively, (i) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (ii) an account containing not more than $500,000 at any time, provided, that all such accounts described in this subclause (ii) shall not have more than $1,000,000 in the aggregate on deposit therein at any time.

Excluded Swap Obligation - with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedge Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Existing Lenders - has the meaning specified therefor in the Recitals hereto.

Existing Loan Agreement - has the meaning specified therefor in the Recitals hereto.

Excluded Tax - (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender

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acquires such interest (except pursuant to an assignment request by SRC under Section 12.17) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 4.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Extraordinary Expenses - all costs, expenses, fees or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent’s Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to Sections 7.1.3 or 12.9.4 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent or (with Agent’s consent) any Lender, which is reimbursable to Agent or such Lender by Borrower pursuant to Section 2.4.2 of the Agreement.  Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any or all Borrowers or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

Federal Funds Rate - (i) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (ii) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank on the applicable day on such transactions, as determined by Agent.

Fee Letter - the fee letter agreement dated as of June 21, 2013 between Agent and Borrowers.

FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

First Lien Term Loan Agent - Silver Point Finance, LLC, and its successors and assigns.

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First Lien Term Loan Credit Agreement - the First Lien Credit Agreement dated as of the Closing Date by and among SRC, as the borrower, the guarantors party thereto, various financial institutions and other persons from time to time parties thereto, as the Lenders and First Lien Term Loan Agent, as it may be amended, supplemented, restated, refinanced, replaced, or otherwise modified from time to time in accordance with this Agreement and the ABL/Term Loan Intercreditor Agreement.

First Lien Term Loans - shall mean the term loans made pursuant to the First Lien Term Loan Credit Agreement and secured by a first priority lien on Term Priority Collateral.

Fiscal Month - Borrowers’ fiscal month, as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to revisions as permitted in Section 9.2.4.

Fiscal Quarter - Borrowers’ fiscal quarter, as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to the revisions as permitted in Section 9.2.4.

Fiscal Year - Borrowers’ fiscal year as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to revisions as permitted in Section 9.2.4.

Fixed Charge Coverage Ratio - with respect to any period of Borrowers, the following ratio of SRC and its Subsidiaries (i) EBITDA for such period minus the non financed portion of Capital Expenditures made during such period minus taxes (including taxes based on income and franchise taxes) paid in cash during such period (net of any refunds received, but in any event, not less than $0), to (ii) Fixed Charges for such period.

Fixed Charges - for any period, the sum of Borrower’s (i) interest expense on all Debt during such period, plus (ii) required principal payments on all term Debt made during such period, plus (iii) dividends and distributions paid in cash during such period, plus (iv) cash payments in respect of qualified pension obligations made during such period.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Lender - any Lender that is not a U.S. Person.

Foreign Subsidiary - a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure - a Defaulting Lender’s interest in Letter of Credit Outstandings, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are Letter of Credit Outstandings or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of

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required Cash Collateral).  No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

General Intangibles - the following general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including: (i) all choses in action and causes of action except to the extent relating exclusively to equipment, real estate or intellectual property of a Borrower, (ii) all company or other business records, licenses, franchises, customer lists, permits and operational manuals relating to Accounts and Inventory; (iii) tax refund claims except claims relating exclusively to equipment, real estate or intellectual property of a Borrower, (iv) insurance refunds and premium rebates relating exclusively to business interruption insurance and insurance on the Collateral; (v) all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of a Borrower’s Accounts by an Account Debtor; (vi) all rights to indemnification relating to Inventory and Accounts; and (vii) all other intangible property of a Borrower of every kind and nature excluding such other intangible property relating to equipment or real estate of a Borrower and excluding all inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, and registrations.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

Governmental Authority - any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including any supra-national bodies such as the European Union or European Central Bank).

Hedge Agreement - any and all agreements, or documents now existing or hereafter entered into by any Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

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Indemnified Taxes - (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees - Agent Indemnitees and the Lender Indemnitees.

Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

Instrument - as defined in the UCC.

Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or other right to use any Intellectual Property of such Person.

Intercreditor Agreement – collectively, the ABL/Term Loan Intercreditor Agreement and the Term Loan Intercreditor Agreement.

Interest Period - shall have the meaning ascribed to it in Section 2.1.3 of the Agreement.

Inventory - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Appraisal – an appraisal, in form and substance satisfactory to Agent, conducted by an appraisal company with qualifications and standing acceptable to Agent pursuant to which such appraisal company determines the net orderly liquidation value of Inventory expected to be realized at an orderly, negotiated sale of Inventory held within a reasonable period of time, net of all liquidation expenses.

Inventory Formula Amount – on any date of determination, an amount equal to the least of (i) 65% of the Value of Eligible Inventory, (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory, and (iii) $40,000,000.

Inventory Reserve – reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

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Investment - any Acquisition; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Invoice & Storage Accounts – Accounts arising out of bill-and-hold transactions of the type customarily engaged in by Borrowers in the Ordinary Course of Business as of the date hereof in which the goods were sold pursuant to a specific purchase order, contract or other agreement and the applicable Account Debtor is contractually obligated to pay for such goods upon receipt of an invoice, and which otherwise constitute Eligible Billed Accounts.

Knowledge – the actual knowledge of an individual engaging in the business of the Borrowers in the Ordinary Course of Business, without special investigation or inquiry.

Lender Indemnitee - Lenders and Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders - Bank (whether in its capacity as a provider of Loans under Section 1 of the Agreement, as the provider of Settlement Loans under Section 3.1.3 of the Agreement) and any other Person who may from time to time become a “Lender” under the Agreement, and their respective successors and permitted assigns.

Letter of Credit - has the meaning specified in Section 1.3.1.

Letter of Credit Documents - any and all agreements, instruments and documents required by the Letter of Credit Issuer to be executed by any or all Borrowers or any other Person and delivered to the Letter of Credit Issuer for the issuance of such Letter of Credit.

Letter of Credit Fee Percentage - a per annum percent equal to the Applicable Margin for LIBOR Rate Loans.

Letter of Credit Issuer – Bank or any Affiliate of Bank.

Letter of Credit Outstandings - on any date of determination thereof, an amount equal to the sum of (i) all amounts then due and payable by any Borrower on such date by reason of any payment made on or before such date by the Letter of Credit Issuer under any Letter of Credit plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by the Letter of Credit Issuer under a letter of credit application theretofore submitted to the Letter of Credit Issuer.

Letter of Credit Reserve - at any date, the aggregate of all Letter of Credit Outstandings outstanding on such date, other than Letter of Credit Outstandings that are fully secured by Cash Collateral.

LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on Schedule 14.9 (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

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LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable LIBOR Rate.

LIBOR Rate - for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (ii) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank’s, London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then the LIBOR Rate shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

License Agreement - any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

Licensor - any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory.

Lien - a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

Lien Waiver - an agreement, in form and substance satisfactory to Agent, by which (i) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (ii) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (iii) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (iv) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Liquidity - at any date, the sum of Availability plus Eligible Cash.

Liquidity Event (12.5%) – as defined in the definition of Activation Event.

Liquidity Event (15%) – as defined in the definition of Activation Event.

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Loan - a Revolver Loan (and each Base Rate Loan and LIBOR Loan comprising such Loan).

Loan Documents - the Agreement, the Other Agreements and the Security Documents.

Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of SRC and its Subsidiaries (taken as a whole); and (ii) (A) has or may be reasonably expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents; (B) has or may be reasonably expected to have a material adverse effect upon the value of the Collateral (considered as a whole) or on the Liens of Agent with respect to the Collateral or the priority of any such Liens; (C) materially impairs or may be reasonably expected to materially impair the ability of the Obligors (considered as a group) to perform their obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (D) materially impairs or may be reasonably expected to materially impair the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.  Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

Moody’s - Moody’s Investors Services, Inc.

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Mortgage - each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower grants to Agent Liens upon the Real Estate owned by such Borrower, as security for the Obligations.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

NOLV Percentage - the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Inventory Appraisal.

Notes - each Revolver Note and any other promissory note executed by Borrowers at Agent’s request to evidence any of the Obligations.

Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

Notice of Conversion/Continuation - as defined in Section 2.1.2(ii) of the Agreement.

Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all Letter of Credit Outstandings and all other obligations of any Obligor to Agent or the Letter of Credit Issuer arising in connection with the issuance of any Letter of Credit; (iii) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; (iv) all Bank Product Obligations; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Borrower to Agent or any Lender under or pursuant to the Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, chargeable to any or all Obligors under the Agreement or under any of the other Loan Documents; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor - each Borrower and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person’s assets to secure payment of any of the Obligations.

OFAC - Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

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Original Term - as defined in Section 5.1 of the Agreement.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreements - the Notes, the Fee Letter, the ABL/Term Loan Intercreditor Agreement and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any other Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

Other Connection Taxes - Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes - all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.17(c)).

Out of Formula Condition - as defined in Section 1.1.2 of the Agreement.

Out of Formula Loan - a Revolver Loan made when an Out of Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out of Formula Condition.

Participant - as defined in Section 13.2.1 of the Agreement.

Participating Lender - as defined in Section 1.3.7(i).

Patriot Act – the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

Permitted Acquisition – any acquisition of by the Borrowers or an Obligor of (a) 100% of the common stock or other ownership interest of a domestic person (by means of stock purchase or merger) that becomes a wholly-owned U.S. Subsidiary and an Obligor or (b) all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person incorporated under the laws of a state of the United States or the District of

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Columbia (the Person, division or line of business referred to in clauses (a) and (b), the (“Target”)), subject in each case to the following conditions:  (A) such acquisition of ownership interests or assets relates to a line of business substantially similar, reasonably related to or incidental to the business engaged in by the Borrowers on the Closing Date, (B) the Borrowers deliver to Agent copies of financial statements or other financial information for the target business in the form delivered to the Board of Directors of SRC, (C) within sixty (60) days (or such later date as may be agreed by Agent in its sole discretion) following the consummation of such acquisition, all actions shall be taken, and Agent shall receive all items necessary and required (including appropriate UCC, tax and judgment lien searches), to grant to Agent, for the benefit of the Lenders, a first priority, perfected security interest (subject to Permitted Liens) in the assets acquired pursuant to such acquisition or other applicable Security Document required to make such entity, at Agent’s discretion, a Borrower or an Obligor, together with customary corporate documents, certificates, resolutions, legal opinions and, if necessary, lien releases), in each case subject to the terms and conditions of the applicable Security Documents, (D) such acquisition is not consummated pursuant to a hostile offer, and (E) Agent shall have received on or prior to the proposed closing date of any such acquisition, the final, execution version of the applicable purchase agreement (including schedules and exhibits) and such other information regarding the person or assets to be acquired as may be reasonably requested by Agent (including, if real property is to be acquired, environmental reports), together with a certificate of an Senior Officer of SRC certifying that such agreement is in final form.

Permitted Contingent Obligations - Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedge Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment or Inventory permitted hereunder; (vi) arising under the Loan Documents; or (vii) in an aggregate amount of $5,000,000 or less at any time.

Permitted Liens – has the meaning specified in Section 9.2.8.

Permitted Purchase Money Debt - Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $15,000,000 at any time.

Person - an individual, partnership, corporation, limited liability company, limited liability partnership, association, or unincorporated organization, or a Governmental Authority.

Plan - an employee benefit plan now or hereafter maintained for employees of any or all Borrowers that is covered by Title IV of ERISA.

Prime Rate – the rate of interest announced by Bank from time to time as its prime rate.  Such rate is set by Bank on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly

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announced by Bank shall take effect at the opening of business on the day specified in the public announcement.

Pro Rata - with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Loans and Letter of Credit Outstandings by the aggregate outstanding Loans and Letter of Credit Outstandings or, if all Loans and Letter of Credit Outstandings have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Projections - Borrowers’ forecasted (i) Consolidated balance sheets, profit and loss statements, cash flow statements, and capitalization statements, all prepared on a consistent basis with Borrowers’ historical financial statements, together with (ii) appropriate supporting details and a statement of underlying assumptions, a projection of the Borrowing Base and Availability.

Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

Protective Advances – as defined in Section 12.9.4.

Purchase Money Debt - (i) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (ii) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (iii) Capitalized Lease Obligations; and (iv) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a capital lease or a purchase money security interest under the UCC.

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Qualified ECP - an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualified Equity Interests - any Equity Interests that are not a Disqualified Equity Interests.

Real Estate – all right, title and interest (whether as owner, lessor or lessee) in each parcel of real Property or any buildings, structures, parking areas or other improvements thereon and any fixtures relating thereto having a fair market value in excess of $250,000.

Recipient - Agent, Letter of Credit Issuer, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions - the following conditions for Refinancing Debt:  (i) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced plus the amount of premiums paid thereon and the fees and expenses incurred in connection therewith; (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (iii) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (iv) the representations, covenants and defaults applicable to it are more onerous or restrictive in any material respect for any Borrower, Subsidiary, or the Lenders than those applicable to the Debt being extended, renewed or refinanced; (v) no additional Lien is granted to secure it; (vi) no additional Person is obligated on such Debt; (vii) upon giving effect to it, no Default or Event of Default exists; and (viii) with respect to a refinancing of the Term Loans, the representative(s) of the holders of such Debt shall have joined the ABL/Term Loan Intercreditor Agreement in accordance with its terms or entered into an intercreditor agreement with Agent on substantially similar terms as set forth in the ABL/Term Loan Intercreditor Agreement.

Refinancing Debt - Money Borrowed that is the result of an extension, renewal or refinancing of Debt permitted under Section 9.2.9(ii), (iv), (vi) or (ix); provided that the Refinancing Conditions have been satisfied.

Regulation D - Regulation D of the Board of Governors.

Register - the register maintained by Agent in accordance with Section 4.8.2 of the Agreement.

Rent and Charges Reserve - the aggregate of (i) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (ii) a reserve of up to three months rent and other charges that could be payable to any such Person as determined by Agent, unless it has executed a Lien Waiver.

Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

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Required Consignee Documentation – with respect to any consignee, (i) a fully-executed copy of the current consignment agreement between the applicable Obligor and such consignee, (ii) a fully-executed consignment UCC filing authorization agreement in form and substance satisfactory to Agent by and between the applicable Obligor and such consignee, (iii) satisfactory evidence that a UCC-1 financing statement naming such consignee as debtor, the applicable Obligor as secured party, and the Inventory subject to the respective consignment as the collateral, and in all respects satisfactory to Agent in its discretion, has been filed in the proper filing office, (iv) evidence that a UCC-3 financing statement amendment has been filed with respect to the financing statement described in clause (iii) above, assigning the rights of the applicable Obligor, as secured party, to Agent, (v) notice of the applicable Obligor’s interest, and Agent’s security interest, in the consigned Inventory shall have been delivered to each Person with a perfected Lien in the Inventory of such consignee and (vi) all other documents, instruments, certificates and agreements as Agent may reasonably require with regard to such consignee.

Required Lenders - Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Loans and Letter of Credit Outstandings or, if all Loans and Letter of Credit Outstandings have been Paid in Full, the aggregate remaining Obligations; provided, however, that (i) at any time there are two or more Lenders, “Required Lenders” must include at least two Lenders (who are not Affiliates of one another) and (ii) Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or Letter of Credit Outstanding by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

Reserve Percentage – the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Restricted Investment - any Investment by a Borrower or Subsidiary, other than (i) Investments in Subsidiaries to the extent such Investments are in existence on the Closing Date and Investments in Borrowers or Obligors; (ii) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (iii) loans and advances permitted under Section 9.2.11(i), (ii), (iii), (iv) and (vi); (iv) Investments in an aggregate amount not to exceed $2,500,000 in any Fiscal Year so long as both before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing; (v) Investments in wholly-owned Subsidiaries in an aggregate amount not to exceed $500,000 in any Fiscal Year so long as both before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing; (vi) the Workflow Acquisition; (vii) additional Investments in wholly-owned Subsidiaries consisting of obsolete, worn-out or surplus Equipment no longer used or usable in the business of the Credit Parties; and (viii) additional Investments, without limit, so long as both before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing and either (a) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such Investment and the pro forma Liquidity on the date of such Investment and the projected

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average monthly amount of Liquidity for the immediately following consecutive 12-month period is not less than the greater of (1) 20% of the aggregate Commitments and (2) $15,000,000, and the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.00 to 1.00 or (b) the pro forma average daily amount of Liquidity for the 30 day period immediately preceding such Investment and the pro forma Liquidity on the date of such Investment and the projected average monthly amount of Liquidity for the immediately following consecutive 12-month period is not less than the greater of (1) 40% of the aggregate Commitments and (2) $30,000,000 (and a Senior Officer of SRC shall certify to Agent in a certificate in form and substance satisfactory to Agent, not less than five Business Days prior to the date of any investment made under this clause (viii), that all such conditions have been satisfied); provided that any Acquisition shall also satisfy each of the requirements set forth in the definition of Permitted Acquisition.

Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor’s or Subsidiary’s assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to any Obligor.

Revolver Loan - a Loan made by Lenders as provided in Section 1.1 of the Agreement (including any Out of Formula Loan), a Protective Advance or a Settlement Loan funded solely by Bank.

Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of Exhibit A attached hereto, which shall be in the face amount of such Lender’s Commitment and which shall evidence all Revolver Loans made by such Lender to Borrowers pursuant to the Agreement.

S&P - Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

Sale Proceeds - has the meaning specified in Section 4.3.1(i).

Sanction - any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority

Schedule of Accounts - as defined in Section 7.2.1 of the Agreement.

SEC - Securities and Exchange Commission.

Second Lien Term Loan Agent - Silver Point Finance, LLC, and its successors and assigns.

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Second Lien Term Loan Credit Agreement - the Second Lien Credit Agreement dated as of the Closing Date by and among SRC, as the borrower, the guarantors party thereto, various financial institutions and other persons from time to time parties thereto, as the Lenders and Second Lien Term Loan Agent, as it may be amended, supplemented, restated, refinanced, replaced, or otherwise modified from time to time in accordance with this Agreement and the ABL/Term Loan Intercreditor Agreement.

Second Lien Term Loans - shall mean the term loans made pursuant to the Second Lien Term Loan Credit Agreement and secured by a second priority lien on Term Priority Collateral and references herein to “Term A Second Lien Term Loans”, “Term B Second Lien Term Loan” and “Term C Second Lien Term Loan” shall mean “Term A Loan”, Term B Loan” and “Term C Loan” as defined in the Second Lien Term Loan Credit Agreement as in effect on the Closing Date.

Secured Parties - Agent, Letter of Credit Issuer, Lenders and Bank Product Providers.

Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

Security and Pledge Agreement – the Security and Pledge Agreement dated as of the Closing Date among the Obligors and Agent, as amended, restated, amended and restated, supplemented, modified or replaced.

Security Documents –all instruments and agreements (including, without limitation, the Security and Pledge Agreement, Mortgages, deposit account control agreements and securities account control agreements) now or at any time hereafter securing the whole or any part of the Obligations.

Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to a Borrower.

Settlement Date - as defined in Section 3.1.3(i) of the Agreement.

Settlement Loan - as defined in Section 3.1.3(ii) of the Agreement.

Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (iv) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (v) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code.

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Specified Account Debtor – each Account Debtor approved by Agent and set forth on Schedule 2, provided that SRC may request in writing that Schedule 2 be supplemented to add an Account Debtor and such Schedule shall be so updated upon the prior written consent of Agent.

Specified Obligor - an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.11).

Subordinated Debt - Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to full payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary - any Person in which more than 50% of its outstanding Voting Stock or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of a Borrower or by a Borrower and one or more other Subsidiaries.

Swap Obligation - with respect to an Obligor, its obligations under a Hedge Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Synthetic Lease - as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

Target Debt – the Debt of Workflow to be amended and restated to become the Term Loans on the Closing Date pursuant to the Term Loan Amendment Agreement.

Taxes - all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Agent - the First Lien Term Loan Agent and the Second Lien Term Loan Agent, as the context requires.

Term Loan Amendment Agreement – the Amendment and Restatement Agreement by which the Target Debt remaining outstanding immediately prior to the Workflow Acquisition is amended and restated to be assumed by SRC, as a Borrower, on the terms of the First Lien Term Loan Credit Agreement and the Second Lien Term Loan Credit Agreement as First Lien Term Loans and Second Lien Term Loans all in accordance with the Term Loan Amendment Agreement (and with the principal amount of each thereof subject to adjustment following completion of the working capital adjustment provisions of the Term Loan Amendment Agreement) as in effect on the Closing Date.

Term Loan Credit Agreement - the First Lien Term Loan Credit Agreement and the Second Lien Term Loan Credit Agreement, as the context requires.

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Term Loan Documents - the Term Loan Credit Agreements, the Term Loan Intercreditor Agreement, the Term Loan Amendment Agreement and each other agreement, instrument and document executed in connection therewith.

Term Loan Intercreditor Agreement - that certain Intercreditor Agreement dated as of the Closing Date by and among the Term Loan Agents, the Obligors and the other parties from time to time party thereto, in form and substance satisfactory in all respects to Agent, as such agreement may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

Term Loan Obligations - “Term Loan Obligations”, as such term is defined in the ABL/Term Loan Intercreditor Agreement.

Term Loans – collectively, the First Lien Term Loans and the Second Lien Term Loans.

Term Priority Collateral - “Term Loan Priority Collateral”, as such term is defined in the ABL/Term Loan Intercreditor Agreement.

Transactions - collectively, (a) the making of the initial Loans hereunder on the Closing Date, (b) the assumption by SRC and the other Borrowers of the Term Loans on the Closing Date in accordance with the Term Loan Amendment Agreement, (c) the issuance on the Closing Date of Workflow Warrant to certain holders of the second lien Target Debt outstanding immediately after the consummation of the Workflow Acquisition (and the concurrent assumption by SRC of the Target Debt) in exchange for the cancellation of a portion of the Target Debt outstanding at such time in accordance with the Term Loan Amendment Agreement, (d) the consummation of the Workflow Acquisition, (e) the entering into the Intercreditor Agreements, and (f) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

Transferee - as defined in Section 13.3.3 of the Agreement.

Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Undocumented Invoice & Storage Accounts – all Invoice & Storage Accounts other than Documented Invoice & Storage Accounts.

Unused Commitments – on any date of calculation, the amount by which the Commitments exceed the Average Revolver Loan Balance for the applicable Fiscal Quarter.

Unused Letter of Credit Subfacility - an amount equal to $25,000,000 minus the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

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Upstream Payment - a Distribution by a Subsidiary of a Borrower to such Borrower or by any Borrower to SRC.

U.S. Person - “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate - as defined in Section 4.10.2(ii)(c).

Value – (i) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (ii) for Accounts, the face amount of such Accounts, less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing or claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date; provided, however, if any of such amounts reduced the amount of any Account in calculating its eligibility pursuant to the definition of “Eligible Accounts”, such accounts shall not be deducted again in determining the Value

Voting Power - with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or Persons performing similar functions) of such Person.

Voting Stock - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

Workflow Acquisition – means the acquisition by SRC of all of the Equity Interests of Workflow One pursuant to the Workflow Acquisition Agreement.

Workflow Acquisition Agreement – the Membership Interest Purchase Agreement dated as of August 1, 2013 by and among SRC, Workflow Holdings, LLC, a Delaware limited liability company, as seller, and Workflow.

Workflow Acquisition Related Documents – the Workflow Acquisition Agreement, the Term Loan Documents, the Workflow Warrant and each other agreement, instrument and document executed in connection therewith.

Workflow Warrant – means, collectively, the warrants in respect of the Equity Interests of SRC to be issued to the holders of second lien Debt of Workflow on the Closing Date immediately after the Workflow Acquisition pursuant to the Term Loan Amendment Agreement.

Accounting Terms.  Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and the Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP or permitted

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under Section 9.2.4; provided, however, that for purposes of determining Borrowers’ compliance with financial covenants contained in Section 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 8.1.9 of the Agreement.

Other Terms.  All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”  The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement.  All references to statutes and related regulations shall include any amendments of same and any successor  statutes  and regulations; to any of the  Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in the Agreement.  A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to the Agreement or, in the case of a Default,  is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender.  Whenever the phrase to the best of Borrowers’ Knowledge or words of similar import relating to the knowledge or awareness of Borrowers are used herein, such phrase shall mean and refer to Borrowers’ Knowledge as previously defined.

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